SCHEDULE 14A INFORMATION
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the Securities Exchange Act of 1934
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JACK HENRY & ASSOCIATES, INC.
(Name of Registrant as Specified in its Charter)

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JACK HENRY & ASSOCIATES, INC.
663 Highway 60, P.O. Box 807
Monett, Missouri 65708

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF JACK HENRY & ASSOCIATES, INC.:

PLEASE TAKE NOTICE that the 2015 Annual Meeting of Stockholders of Jack Henry & Associates, Inc., a Delaware corporation, will be held in the Company’s Executive Conference Center, lower level (Building J-7) at the Company Headquarters, 663 Highway 60, Monett, Missouri, on Tuesday, November 10, 2015, 11:00 a.m. local time, for the following purposes:

(1)	To elect eight (8) directors to serve until the 2016 Annual Meeting of Stockholders;

(2)	To approve the compensation of our named executive officers;

(3)	To approve the 2015 Equity Incentive Plan;

(4)	To ratify the selection of the Company’s independent registered public accounting firm; and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The close of business on September 18, 2015, has been fixed as the record date for the Annual Meeting. Only stockholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

The accompanying form of Proxy is solicited by the Board of Directors of the Company. The attached Proxy Statement contains further information with respect to the business to be transacted at the Annual Meeting.

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

/s/ Robert T. Schendel
Secretary

Monett, Missouri
October 5, 2015

TABLE OF CONTENTS

Voting	1

Stock Ownership of Certain Stockholders	2

Election of Directors (Proposal 1)	4

Corporate Governance	9

Certain Relationships and Related Transactions	14

Section 16(a) Beneficial Ownership Reporting Compliance	15

Audit Committee Report	15

Executive Officers and Significant Employees	16

Compensation Committee Report	16

Compensation Discussion and Analysis	17

Compensation and Risk	26

Executive Compensation	26

Equity Compensation Plan Information	30

Advisory Vote on Executive Compensation (Proposal 2)	30

Advisory Vote on 2015 Equity Incentive Plan (Proposal 3)	31

Ratification of the Selection of the Company's Independent Registered Public Accounting Firm (Proposal 4)	38

Stockholder Proposals	40

Cost of Solicitation and Proxies	40

Financial Statements	40

Other Matters	40

Exhibit A – 2015 Equity Incentive Plan	41

JACK HENRY & ASSOCIATES, INC.
663 Highway 60, P.O. Box 807
Monett, Missouri 65708

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, November 10, 2015

This Proxy Statement and the enclosed proxy card (the Proxy) are furnished to the stockholders of Jack Henry & Associates, Inc., a Delaware corporation (the Company), in connection with the solicitation of Proxies by the Company’s Board of Directors for use at the 2015 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the Annual Meeting), to be held in the Company’s Executive Conference Center, lower level (Building J-7) at the Company headquarters, 663 Highway 60, Monett, Missouri, at 11:00 a.m. local time, on Tuesday, November 10, 2015. The mailing of this Proxy Statement, the Proxy, the Notice of Annual Meeting and the accompanying 2015 Annual Report to Stockholders is expected to commence on or about October 5, 2015.

The Board of Directors does not intend to bring any matters before the Annual Meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the accompanying form of Proxy, or their duly constituted substitutes, acting at the Annual Meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters.

If the enclosed Proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon.

Any stockholder executing a Proxy retains the power to revoke it at any time prior to the voting of the Proxy. It may be revoked by a stockholder personally appearing at the Annual Meeting and casting a contrary vote, by filing an instrument of revocation with the Secretary of the Company, or by the presentation at the Annual Meeting of a duly executed later dated Proxy.

VOTING

At the 2015 Annual Meeting, Stockholders will consider and vote upon:

(1)	The election of eight (8) directors;

(2)	Approval of the compensation of our named executive officers;

(3)	Approval of the 2015 Equity Incentive Plan;

(4)	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016; and

(5)	Such other matters as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on September 18, 2015, the record date for the Annual Meeting, are entitled to notice of and to vote at such meeting.

The Company’s authorized capital stock currently consists of 250,000,000 shares of common stock, par value $.01 per share (the Common Stock), and 500,000 shares of preferred stock, par value $1.00 per share (the Preferred Stock). As of September 14, 2015, there were 80,060,458 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. At such date, our executive officers and directors were entitled to vote, or to direct the voting of, shares of Common Stock representing 0.7% of the shares entitled to vote at the 2015 Annual Meeting. Unless otherwise specified, all share numbers and other share data have been adjusted to reflect all prior stock splits.

All shares represented by Proxy and all Proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing such Proxies. If a stockholder does not specify how a Proxy is to be voted, the shares represented thereby will be voted: (1) FOR the election as directors of the eight (8) persons nominated by the Board of Directors; (2) FOR approval of the compensation of our named executive officers; (3) FOR approval of the 2015 Equity Incentive Plan; (4) FOR ratification of the selection of the Company’s independent registered public accounting firm; and (5) upon other matters that may properly come before the Annual Meeting, in accordance with the discretion of the persons to whom the Proxy is granted.

Each share of our Common Stock outstanding on the record date will be entitled to one vote on each matter.

In an uncontested election, a Director nominee must be elected by a majority of the votes cast, in person or by proxy, regarding the election of that Director nominee. A “majority of the votes cast” for the purposes of Director elections means that the number of votes cast “For” a Director nominee’s election exceeds the number of votes cast as “Withhold” for that particular Director nominee. If an incumbent Director is not re-elected in an uncontested election and no successor is elected at the same meeting, the Company’s Corporate Governance Guidelines require that such Director must offer to tender his or her resignation to the Board.

In a contested election, which occurs when the number of Director nominees exceeds the number of open seats on the Board, Director nominees will be elected by a plurality of the shares represented in person or by proxy at the meeting. A “plurality” means that the open seats on the Board will be filled by those Director nominees who received the most affirmative votes, regardless of whether those Director nominees received a majority of the votes cast with respect to their election.

At the Annual Meeting, the election of Directors is considered to be uncontested because we have not been notified of any other nominees as required by our Restated and Amended Bylaws. To be elected, each Director nominee must receive a majority of votes cast regarding that nominee.

The vote to approve the 2015 Equity Incentive Plan and the advisory votes with respect to the compensation of our named executive officers and the ratification of the selection of the Company’s independent registered public accounting firm will require the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Abstentions and broker non-votes will have no effect on the election of Directors. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the annual meeting. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals.

STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS

The following table sets forth information as of September 14, 2015, concerning the equity ownership of (a) those individuals who are known to be the beneficial owners, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of 5% or more of the Company’s Common Stock, (b) the directors and director nominee, (c) the executive officers named in the Summary Compensation Table and (d) all of our current directors and executive officers as a group:

Title of Class	Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Outstanding (1)
$.01 par value Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,248,464 (2)	7.6%
	JPMorgan Chase & Co. 270 Park Ave. New York, NY 10017	5,491,020 (3)	6.7%
	BlackRock Inc. 40 East 52nd St New York, NY 10022	5,104,529 (4)	6.2%
	Janus Capital Management 151 Detroit St. Denver, CO 80206	4,243,521 (5)	5.2%
	John F. Prim	225,403 (6)	*
	Kevin D. Williams	93,142 (7)	*
	Wesley A. Brown	68,400 (8)	*
	Marla K. Shepard	53,710 (9)	*
	Matthew C. Flanigan	50,459 (10)	*
	David B. Foss	35,415 (11)	*
	Thomas A Wimsett	19,459 (12)	*
	Mark S. Forbis	19,183 (13)	*
	Thomas H. Wilson, Jr.	15,559 (14)	*
	Jacque R. Fiegel	12,667 (15)	*
	Laura G. Kelly	8,298 (16)	*
	Shruti S. Miyashiro	1,449 (17)	*
	All directors and executive officers as a group (11 persons)	574,744 (18)	0.7%
* Less than 1%

(1) Information is set forth as of September 14, 2015. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company’s 401(k) Plan (the “Retirement Plan”), a participant has the right to direct the disposition of shares allocated to his account. With respect to restricted shares, the executive officers have sole voting power but have no investment or dispositive power until the restrictions lapse.

(2) According to a Schedule 13G/A filed February 10, 2015, The Vanguard Group, Inc. has shared dispositive power with respect to 48,554 shares, and sole dispositive power with respect to 6,199,910 shares.
(3) According to a Schedule 13G/A filed January 14, 2015, JPMorgan Chase & Co has shared dispositive power with respect to 40,603 shares, and sole dispositive power with respect to 5,447,617 shares.
(4) According to a Schedule 13G/A filed February 9, 2015, BlackRock Inc. has sole voting power with respect to 4,699,372 shares and sole dispositive power with respect to 5,104,529 shares.
(5) According to a Schedule 13G/A filed February 18, 2015, Janus Capital Management has shared dispositive power with respect to 1,159,964 shares, and sole dispositive power with respect to 3,083,557 shares.
(6) Includes 26,077 shares held in the Retirement Plan for Mr. Prim’s account and 11,552 restricted shares.
(7) Includes 10,522 shares held in the Retirement Plan for Mr. Williams’s account and 8,581 restricted shares.
(8) Includes 40,000 shares that are currently acquirable by exercise of outstanding stock options.
(9) Includes 30,000 shares that are currently acquirable by exercise of outstanding stock options, 2,239 restricted stock units which will vest on November 9, 2015 and 1,400 restricted shares.
(10) Includes 30,000 shares that are currently acquirable by exercise of outstanding stock options, 2,239 restricted stock units which will vest on November 9, 2015 and 1,400 restricted shares.
(11) Includes 4,293 shares held in the Retirement Plan for Mr. Foss’s account.
(12) Includes 2,239 restricted stock units which will vest on November 9, 2015 and 1,400 restricted shares.
(13) Includes 14,525 shares held in the Retirement Plan for Mr. Forbis’s account.
(14) Includes 2,239 restricted stock units which will vest on November 9, 2015 and 1,400 restricted shares.
(15) Includes 2,239 restricted stock units which will vest on November 9, 2015 and 1,400 restricted shares.
(16) Includes 2,239 restricted stock units which will vest on November 9, 2015 and 1,400 restricted shares.
(17) Includes 1,449 restricted stock units which will vest on November 9, 2015.
(18) Includes 60,000 shares that are currently acquirable under outstanding stock options, 55,417 shares held in the Retirement Plan for the accounts of the executive officers, 27,133 restricted shares held by executive officers and directors and 14,883 restricted stock units which will vest on November 9, 2015.

PROPOSAL 1
ELECTION OF DIRECTORS

Procedure
At the meeting, the stockholders will elect eight (8) directors to hold office for one-year terms ending at the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified. The Board of Directors has nominated seven (7) of the Company's current directors for reelection at the Annual Meeting. One current director, Marla Shepard, is retiring from the Board and will not stand for re-election. To fill her position, the Board of Directors has nominated Wesley Brown. Mr. Brown previously served on the Company’s Board from 2005 to 2014.

The stockholders are entitled to one vote per share on each matter submitted to vote at any meeting of the Stockholders. Unless contrary instructions are given, the persons named in the enclosed Proxy or their substitutes will vote “FOR” the election of the nominees named below.

Each of the nominees has consented to serve as director. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed Proxy or their substitutes intend to vote for the election of such designated nominees.

Director Qualifications and Selection
Under the Company’s Corporate Governance Guidelines, the Governance Committee is charged with the responsibility for determining the appropriate skills and characteristics required of Board members and are to consider such factors as experience, strength of character, maturity of judgment, technical skills, diversity, and age in assessing the needs of the Board. The Guidelines specify that a majority of the members shall qualify as independent under applicable NASDAQ listing standards. While the term “diversity” is not specifically defined in the Guidelines and there is no formal policy regarding application of the term, it has been the practice of the Governance Committee to apply the term broadly, resulting in Board composition over the years that has reflected diversity in race, sex and age, as well as diversity in business experience and in representation of the markets served by the Company.

While the Company has a nomination policy by which stockholders may recommend to the Governance Committee certain prospective directors for consideration (See “Corporate Governance - Nomination Policy,” below), to date no such recommendation has ever been received. If such a recommendation is received in the future, it will be evaluated in the same manner as any other recommendation to the Governance Committee. The Governance Committee nomination process varies depending upon the particular expertise and skill set sought by the Committee. The process can be informal, consisting of solicitation of suggestions of possible candidates from other Board members and management, contacting candidates to determine interest level, and in-person interviews to determine “fit.” The Governance Committee has also used a more formal process utilizing a recruiting firm to identify candidates, screening of recommendations, followed by telephone and in-person interviews, background checks and Governance Committee evaluation and nomination. Director nominee Wesley Brown, who previously served on the Board from 2005-2014, was well-known to many non-employee Board members and was suggested by those members when it became known that changes in his employment would allow him to again serve on the Board. The Governance Committee will in the future continue to use a mix of formal and informal processes to identify appropriate candidates for the Board.

Nominees for Election
The nominees for election as directors of the Company, as well as certain information about them, are as follows:

Name	Position with Company	Director Since
John F. Prim	Chairman and Chief Executive Officer	2007
Matthew C. Flanigan	Vice Chairman and Lead Director	2007
Thomas H. Wilson, Jr.	Director	2012
Jacque R. Fiegel	Director	2012
Thomas A. Wimsett	Director	2012
Laura G. Kelly	Director	2013
Shruti S. Miyashiro	Director	2015
Wesley A. Brown	Director Nominee	Nominated 2015

We believe that all of the Company’s directors and the director nominee possess required common attributes such as good judgment, intelligence, strategic perspective, financial literacy and business experience. They each exhibit a strong commitment of time and attention to their roles as directors. We also have sought certain specific skills and backgrounds in our directors to provide an array of expertise in the Board. The chart below summarizes certain specific qualifications, attributes and skills for each director and the director nominee. A check mark indicates a specific area of focus or expertise of a director on which the Board relies, but a lack of a check mark does not mean that an individual does not possess that skill.

Board Skills Matrix

Expertise	Board of Directors
	Prim	Flanigan	Wilson	Fiegel	Wimsett	Kelly	Miyashiro	Brown
Leadership	✓	✓	✓
Finance	✓	✓	✓					✓
Banking Business				✓	✓			✓
Credit Union Business							✓
Payments					✓	✓
Compliance				✓		✓	✓
Governance		✓						✓
Regulatory				✓	✓	✓	✓
Technology	✓		✓

Nominee Information

The following information relating to the Company’s directors and nominee for director, all of whom are United States citizens, details their principal occupations, business experience and positions during the past five years, as well as the specific experiences, qualifications, attributes and skills that led to the conclusion that they should serve as directors of the Company:

John F. Prim, age 60, Chairman and Chief Executive Officer. Mr. Prim was appointed Chairman of the Board on August 24, 2012 and has served as Chief Executive Officer since 2004. He served as President from January 2003 to July 2004 and as Chief Operating Officer from July 2001 to January 2003. Mr. Prim joined the Company in 1995 as part of the acquisition of the Liberty division of Broadway & Seymour, Inc. He previously served as General Manager of the Company’s E-Services and OutLink Services Divisions. Mr. Prim has been a director since 2007. Mr. Prim has spent his whole career in our industry, starting as a sales representative for Burroughs Corporation selling products and services to banks and thrifts before joining Broadway & Seymour’s community banking unit in 1985, where he served in a number of positions including National Sales Manager. His broad experience in the industry in both operations and sales, as well as his extensive successful experience in various management roles at Jack Henry & Associates, led to his appointment as CEO in 2004, and these same factors informed the decision to appoint him to the Board in 2007 and name him Chairman in 2012. Mr. Prim earned a Master’s in Business Administration degree in 1985 from Queens University in Charlotte, N.C.

Matthew C. Flanigan, age 53, Vice Chairman and Lead Director. Mr. Flanigan, a director of the Company since his appointment in 2007, is Executive Vice President, Chief Financial Officer and a director of Leggett & Platt, Incorporated. Headquartered in Carthage, Missouri, Leggett & Platt is a leading manufacturer of engineered components and products found in many homes, offices, retail stores, automobiles and airplanes. Mr. Flanigan was appointed Senior Vice President in 2005 and became Chief Financial Officer in 2003. From 1999 until 2003, he served as President of the Office Furniture and Plastics Components Groups of Leggett & Platt. Prior to joining Leggett & Platt in 1997, Mr. Flanigan was employed in the banking industry for 13 years, the last 10 of which as executive manager for Societe Generale S.A. in Dallas, the largest non-U.S. lending institution in the Southwestern United States at that time. Mr. Flanigan brings to our Board expertise in banking and in finance, risk and compliance functions as well as a unique perspective coming from his wide experience at a large, global S&P 500 manufacturer. Mr. Flanigan was appointed “Lead Director” by the independent directors in 2012.

Thomas H. Wilson, Jr., age 54, Director.  Mr. Wilson, a director of the Company since his appointment in 2012, is a Managing Partner at DecisionPoint Advisors, LLC in Charlotte, N.C., a specialized merger and acquisition advisory firm for mid-market technology companies. Prior to joining DecisionPoint in 2008, he served as Chairman and CEO of NuTech Solutions from 2004 to 2008, a business intelligence software company that was acquired by Neteeza. From 1997 to 2004, Mr. Wilson was President of Osprey, a consulting and systems integration firm. Prior to his work at Osprey, Mr. Wilson was employed by IBM for 14 years in a variety of management and sales positions. Mr. Wilson earned a Master's in Business Administration from Duke University and has served on the Boards of various non-profit and community organizations, including North Carolina Innovative Development for Economic Advancement (NC IDEA), Junior Achievement and the Charlotte United Way. Mr. Wilson brings to the Board extensive management and sales experience in technology companies, as well as expertise in technology-oriented investment banking and mergers and acquisitions.

Jacque R. Fiegel, age 61, Director.  Ms. Fiegel, a director of the Company since her appointment in 2012, is Chairman, Central Oklahoma Area of Prosperity Bank in Oklahoma City, Oklahoma. Prior to its acquisition by Prosperity Bank, she served at Coppermark Bank as Senior Executive Vice President, Chief Operating Officer and director, as well as director and treasurer of affiliates Coppermark Bancshares, Inc. and Coppermark Card Services, Inc. She began her career at the bank in 1976 as a teller. Ms. Fiegel is a former member of the Oklahoma City Branch Board of the Federal Reserve Bank of Kansas City, a former director of the Oklahoma Bankers Association, and is a current director of the Economic Club of Oklahoma, as well as a number of civic organizations in Oklahoma City. Ms. Fiegel was named in 2008 one of the US Banker “25 Most Powerful Women in Banking” and to the “25 Women to Watch” lists in both 2009 and 2010. Ms. Fiegel brings to the Board a broad experience with and understanding of bank technology, banking operations, financial management and the overall banking business.

Thomas A. Wimsett, age 51, Director.  Mr. Wimsett, a director of the Company since his appointment in 2012, is the Chairman and Managing Partner of Wimsett & Company, a payments consulting firm formed in 2012. He also served as Executive Chairman of EchoSat, Inc., a payments gateway and managed firewall provider, since late 2014. He is a 30 year veteran of the payments industry, most recently as a founder in 2003 and the Chairman and Chief Executive Officer of Iron Triangle Payment Systems (renamed NPC in 2006), a leading merchant payment processor, which was acquired by Fifth Third Processing Solutions (now Vantiv) in late 2010. Prior managerial and executive positions in the payments industry include President and CEO of National Processing Company (NYSE: NAP) from 1999 to 2002. He formerly served as Chairman and currently serves as a director of Town & Country Bank and Trust Company in Bardstown, Kentucky. Mr. Wimsett brings deep knowledge and experience in the payments industry to the Board, including service for more than 10 years as a director or advisory board member of the Electronic Transaction Association, an international trade association, and prior roles as a director of MasterCard's US Board and on advisory boards for both Discover Card and Visa.

Laura G. Kelly, age 58, Director.  Ms. Kelly, a director of the Company since her appointment in September of 2013, is Senior Vice President and Chief Product Officer at The Dun & Bradstreet Corporation, where she oversees product strategy, development and management for the company’s wide variety of trade credit, supply chain and sales and marketing products. Prior to joining Dun & Bradstreet in early 2013, Ms. Kelly served American Express Company, where she was Senior Vice President and General Manager for the Americas from 2012 to 2013 and Senior Vice President, Global Product & Marketing, Global Payment Options from 2011 to 2012. From 2005 to 2011, Ms. Kelly was employed by MasterCard Worldwide, Inc. as Executive Vice President, Global Prepaid Product Solutions from 2007 to 2011 and previously served as Group Head, Global Debit Strategy and Business Administration.  Prior to MasterCard, Laura held various positions with Southwest Business Corporation, The Concours Group and USAA.  Ms. Kelly brings to the Board extensive management experience in payments and financial services technology.  Her background includes a focus on risk management and experience developing international payments products and services.  Ms. Kelly is a certified public accountant, a certified property and casualty underwriter associate in risk management and earned a master’s in business administration from Auburn University.

Shruti S. Miyashiro, age 44, Director. Ms. Miyashiro, a director of the Company since her appointment in March of 2015, is President and Chief Executive Officer of Orange County's Credit Union, which she has led since 2007. Orange County's Credit Union is based in Santa Ana, California with $1.3 billion in assets, 10 branches and over 90,000 members. Prior to her appointment as CEO of Orange County’s Credit Union, Ms. Miyashiro held other senior positions in financial services organizations, including President and CEO of Pasadena Federal Credit Union from 2004 to 2007 and President and CEO of Orange County Group, Inc. from 2002 to 2004. Ms. Miyashiro has served in numerous leadership positions in the credit union industry, including state and national committees for the California Credit Union League and the Credit Union National Association, as well as the Board of Directors of CO-OP Financial Services, a large credit union services organization which serves institutions nationwide. Ms. Miyashiro serves on the Advisory Committee for the California Department of Oversight and on the Western CUNA Management School Board of Trustees. Ms. Miyashiro brings to the Board the perspective and experience of a large credit union customer, as Orange County’s Credit Union uses the Company’s Episys core software system and many of our complementary products and services. Ms. Miyashiro earned a master’s in business administration from the University of Redlands.

Wesley A. Brown, age 61, Director Nominee. Mr. Brown was a director of the Company from 2005 to June 2014, when he resigned due to changes in the terms and requirements of his employment at the time that St. Charles Capital, LLC was acquired by the national accounting and consulting firm KPMG, LLP. Mr. Brown has served KPMG as Managing Director in its Corporate Finance subsidiary since June 2014 and will retire and cease employment by KPMG on October 31, 2015. From 2004 to 2014, Mr. Brown was a co-founder and Managing Director of St. Charles Capital, LLC in Denver, Colorado, where he also served as its first President and Compliance Officer. Mr. Brown has specialized in merger transactions and financings for financial institutions, completing over 125 transactions totaling in excess of $3.5 billion over his career. His connections with and to the community banking industry in the Rocky Mountain Region are extensive, as he has personally worked on approximately half of all Colorado bank and thrift merger transactions since 1993. Prior to founding St. Charles Capital, he served as Managing Director of McDonald Investments, Inc. (2001-2004) and Executive Vice President of The Wallach Company (1991-2003). In addition to experience with finance and compliance, Mr. Brown brings a deep knowledge of the banking industry to the Board as well as unique insight to the Company’s mergers and acquisitions. Mr. Brown earned a master’s in Business Administration with Honors from the University of Chicago.

Retiring Director

The following director will serve to the date of the Annual Meeting, and then retire from the Board of Directors:

Marla K. Shepard, age 65, Director. Ms. Shepard, a director of the Company since her appointment in 2007, retired in February 2015 as the Chief Executive Officer of California Coast Credit Union of San Diego, California. California Coast is the surviving entity from a merger in 2008 with First Future Credit Union, also of San Diego, California, where Ms. Shepard served as Chief Executive Officer for over 25 years. Ms. Shepard has brought to the Board a thorough understanding of the credit union markets we serve, having started in 1972 as a teller at a small credit union. As CEO she led her institution through six merger transactions to become one of the largest credit unions in California, with $1.9 billion in assets and 22 branches. She has received numerous service and other awards from the California Credit Union League, previously served on its board of directors, and chaired its Governmental Relations Committee. She also served on the Credit Union National Administration’s Risk Oversight Committee. Ms. Shepard brought to our Board the perspective of a major credit union customer, as her institution has used the Company’s Symitar core software system for over 25 years and utilizes many of our complementary software products and data processing services. Ms. Shepard is a United States citizen.

Director Independence
Seven of the eight nominated directors are independent. Non-employee directors Flanigan, Wilson, Fiegel, Wimsett, Kelly, Miyashiro and non-employee nominee Brown qualify as “independent” in accordance with the published listing requirements of NASDAQ. Mr. Prim does not qualify as independent because he is an employee of the Company. The NASDAQ rules have both objective and subjective tests for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he or she is an employee of the company, has been an employee within the prior three years, or is a partner in or executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors relies upon evaluation of director independence by the Board’s Governance Committee. In assessing independence under the subjective test, the Governance Committee took into account the standards in the objective tests and reviewed additional information provided by the directors and the nominee with regard to each individual’s business and personal activities as they may relate to the Company and its management. Based on all of the foregoing, as required by NASDAQ rules, the Governance Committee made a subjective determination as to each of Mses. Shepard, Fiegel, Kelly and Miyashiro and Messrs. Flanigan, Wilson, Wimsett and Brown that no relationship exists, which, in the opinion of the Committee, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Governance Committee has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In making its independence determinations, the Governance Committee considered transactions occurring since the beginning of its 2012 fiscal year between the Company and entities associated with the independent directors or members of their immediate family. While a customer relationship does exist between the Company and the credit unions associated with Ms. Shepard and Ms. Miyashiro, the Governance Committee has determined that, because of the amounts involved in relation to the total revenues of the Company and each such institution, the relationships do not impair the independence of these directors. The Governance Committee has also determined that the transactions with the credit unions were on terms no less favorable to the Company than arrangements with other unaffiliated customers. In all cases and in all years reviewed, the amounts received by the Company from each institution were far less than 1% of the Company’s total revenue for the year. See “Certain Relationships and Related Transactions”, below.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the Securities and Exchange Commission (the “SEC”) providing that to qualify as “independent” for the purposes of membership, members of audit committees may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.  PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF "WITHHOLD" WITH RESPECT TO A NOMINEE.

CORPORATE GOVERNANCE

The Company and its businesses are managed under the direction of the Board of Directors. The Board generally meets a minimum of four times during the year, but has complete access to management throughout the year.

Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines which address the following subjects:

•	The majority of the Board should be independent under relevant NASDAQ standards.

•	Independent directors should not be compensated by the Company other than in the form of Director’s fees (including any equity awards).

•	Membership on the Audit, Compensation and Governance Committees should be limited to independent directors.

•	The Board should conduct an annual self-evaluation to determine whether it and its committees are functioning properly.

•	Non-management directors may meet in executive session from time to time with or without members of management.

•	The Chief Executive Officer shall provide an annual report to the Governance Committee on succession planning.

•
The Governance Committee is responsible for determining skills and characteristics of Board candidates, and should consider factors such as independence, experience, strength of character, judgment, technical skills, diversity and age.

•	The Board and its committees shall have the right at any time to retain independent counsel.

•	Board members should not sit on more than 3 other boards of public companies.

•	The Board should have at least 4 regularly scheduled meetings a year and members are invited to attend an annual review of business strategy conducted with senior management.

•	Board members are expected to attend all Annual Meetings of the Stockholders.

•	Stockholders may communicate with the Board by submitting written comments to the Secretary for the Company, who will screen out inappropriate communications and forward same to the directors.

•
Directors, executive officers and general managers of the Company should own minimum amounts of Company stock in relation to their base compensation, and should retain and hold 75% of all shares granted, net of taxes, until the ownership requirements are met.

•
When the Chairman is a member of management, the independent directors shall appoint a Lead Director to coordinate the activities of the independent directors, help to set the agenda and schedule for Board meetings, and chair Board and stockholder meetings in the absence of the Chairman.

•	All directors, executives and employees are prohibited from engaging in hedging transactions in the Company’s stock.

•	Directors may not stand for re-election after age 70.

•
Executives are subject to a Recoupment Policy providing for clawback of incentive compensation in the event of a restatement of financial statements due to material non-compliance with reporting requirements.

Nomination Policy

The Board of Directors has also adopted a Nomination Policy with respect to the consideration of director candidates recommended by stockholders. A candidate submission from a stockholder will be considered at any time if the following information is submitted to the Secretary of the Company:

•	The recommending stockholder’s name and address, together with the number of shares, length of period held and proof of ownership

•	Name, age and address of candidate

•	Detailed resume of candidate, including education, occupation, employment and commitments

•	Description of arrangements or understandings between the recommending stockholder and the candidate

•	Statement describing the candidate’s reasons for seeking election to the Board and documenting candidate’s satisfaction of qualifications described in the Corporate Governance Guidelines

•	A signed statement from the candidate, confirming willingness to serve

•
If the recommending stockholder has been a beneficial holder of more than 5% of the Company’s stock for more than a year, then it must consent to additional public disclosures by the Company with regard to the nomination

The Secretary of the Company will promptly forward complying nominee recommendation submissions to the Chairman of the Governance Committee. The Governance Committee may consider nominees submitted from a variety of sources including but not limited to stockholder recommendations. If a vacancy arises or the Board decides to expand its membership, the Governance Committee will evaluate potential candidates from all sources and will rank them by order of preference if more than one is identified as properly qualified. A recommendation will be made to the Board by the Governance Committee based upon qualifications, interviews, background checks and the Company’s needs.

Majority Election Policy

The Company’s By-Laws and Corporate Governance Guidelines require that a director nominee only be elected if he or she receives a majority vote of the votes cast with respect to his or her election in an uncontested election. Thus, for a nominee to be elected, the number of votes cast “For” must exceed the number of votes cast “Against” the nominee. If a nominee who is currently serving as a director is not re-elected with a majority of the votes cast, then under the Corporate Governance Guidelines, he or she is required to submit a resignation to the Board. In this event, the Governance Committee will consider the tendered resignation and will make a recommendation to the Board as to whether to accept or reject the resignation. The Board must act on the tendered resignation within 90 days from the date of certification of the election results, and must also promptly disclose its decision and explain its rationale.

Board Leadership Structure

The Board of Directors does not have a fixed policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer.  These offices have been held by different persons from 2004-2012, but were combined in one person (Mr. Prim) in August of 2012.  The members of the Board believe that the Company has been well served in the past by both combined Chairman/CEOs and by separate persons in these offices, and believes that the Board should maintain the flexibility to combine or separate these offices in the future if deemed to be in the best interests of the Company.

The Board has adopted a governance guideline providing for a “Lead Director.”  Under the guideline, when the Chairman is a member of Company management, the independent directors will annually appoint from among themselves a Lead Director.  The Lead Director will coordinate the activities of the independent directors, coordinate with the Chairman to set the agenda and schedule for Board meetings, advise on materials distributed to directors, Chair meetings of the Board and stockholders in the absence of the Chairman, call and chair executive sessions of the independent directors, and perform other duties assigned from time to time by the Board.

The Board is committed to strong, independent Board leadership and believes that objective oversight is critical to effective governance.  Seven of our eight director nominees are independent, as are all members of the Audit, Compensation and Governance Committees of the Board. Four of the five members of the Risk and Compliance Committee are independent. The independent directors regularly meet in executive session without management directors.

Risk Oversight
Pursuant to the Company’s Corporate Governance Guidelines, the Board performs its risk oversight function primarily through its Risk and Compliance, Audit and Compensation Committees.  The Risk and Compliance Committee has primary responsibility for overseeing, monitoring and addressing the Company’s enterprise and operational risks.  The Risk and Compliance Committee is charged with overseeing the Company’s risk management program that measures, prioritizes, monitors and responds to risks.  The Audit Committee oversees risks relating to financial statements and reporting, credit, and liquidity risks.  The Compensation Committee is charged with oversight of risks in compensation policies and practices.  The Board receives regular reports from these committees as well as management, assesses major risks, and reviews with management options for risk mitigation.

Code of Conduct
The members of the Board, as well as the executive officers and all other employees, contractors, vendors and business partners of the Company are subject to and responsible for compliance with the Jack Henry Code of Conduct. The Code of Conduct contains policies and practices for the ethical and lawful conduct of our business, as well as procedures for confidential investigation of complaints and discipline of wrongdoers.

Governance Materials Available
The Company has posted its significant corporate governance documents on its website at http://jkhy.client.shareholder.com/corporate-governance.cfm. There you will find copies of the current Corporate Governance Guidelines, the Jack Henry Code of Conduct, the Compensation Committee Charter, the Governance Committee Charter (with attached Nomination Policy), Audit Committee Charter, and the Risk and Compliance Committee Charter, as well as the Company’s Certificate of Incorporation and By-Laws. Other investor relations materials are also posted at http://jkhy.client.shareholder.com/, including SEC reports, financial statements and news releases.

The Board of Directors and Its Committees
The Board of Directors held four regular meetings and five special meetings during the last fiscal year. Each director attended at least 75% of all meetings of the Board and all committees on which they served. The independent directors met in three executive sessions without management present during the last fiscal year. In accordance with our Corporate Governance Guidelines, all of the directors attended the Annual Meeting of the Stockholders held on November 13, 2014.

The Governance Committee of the Board has determined that seven of the Board’s eight members, Flanigan, Wilson, Fiegel, Wimsett, Kelly, Miyashiro and Shepard are independent directors under applicable NASDAQ standards. In addition, the Governance Committee has determined that nominee Wesley Brown, if elected, will also be independent under the NASDAQ standards.

The Board has adopted Stock Ownership Guidelines establishing stock ownership goals applicable to directors as well as senior management of the Company. Each non-employee director of the Company is expected to own Company shares having a value of at least four times the annual director base compensation. Under the terms of the guidelines, new directors should be in compliance within five years after joining the Board. For this purpose, in addition to shares held outright, directors may include shares held in trust for immediate family members as well as the “in-the-money” value of any vested stock options and all restricted stock. As measured on June 30, 2015, all directors on such date were in compliance with these guidelines.

The Board of Directors has the following four standing committees, each of which operates under a written charter adopted by the Board:

Audit Committee
Chair:            Wilson
Members:        Flanigan, Wimsett
Meetings in FY 2015:    17
The Audit Committee selects and oversees the independent auditor, reviews the scope and results of the annual audit, reviews critical accounting policies, reviews internal controls over financial reporting, pre-approves retention of the independent registered public accounting firm for any services, oversees our internal audit function, reviews and approves all material related party transactions, reviews regulatory examination results and addresses financial reporting risks. All members of the Audit Committee are independent. The Board has determined that Matthew Flanigan is an “audit committee financial expert” as defined by the SEC because of his extensive accounting and financial experience. Please see the Audit Committee Report in this proxy statement for information about our 2015 fiscal year audit.

Compensation Committee
Chair:            Flanigan
Members:        Shepard, Wilson
Meetings in FY2015:    10
The Compensation Committee establishes and reviews the compensation, perquisites and benefits of the Executive Officers, evaluates the performance of senior executive officers, makes recommendations to the Board on director compensation, considers incentive compensation plans for our employees and carries out duties assigned to the Compensation Committee under our equity compensation plans and employee stock purchase plan. Under its charter, the Compensation Committee has the authority to delegate certain responsibilities to subcommittees, but it may not delegate any matter relating to senior executive compensation.  To date, the Compensation Committee has not delegated any of its responsibilities. All members of the Compensation Committee are independent. Please see the Compensation Committee Report and the Compensation Discussion and Analysis in this proxy statement for further information about the Compensation Committee’s process and decisions in fiscal 2015.

Governance Committee
Chair:            Shepard
Members:        Fiegel, Kelly, Flanigan
Meetings in FY2015:    4
The Governance Committee identifies, evaluates and recruits qualified individuals to stand for election to the Board, recommends corporate governance policy changes, reviews executive succession planning and evaluates Board performance. The Governance Committee will consider candidates recommended by stockholders, provided such recommendations are made in accordance with the procedures set forth in the “Governance Committee Nomination Policy” attached to its charter, discussed in greater detail in “Nomination Policy,” above. All members of the Governance Committee are independent.

Risk and Compliance Committee
Chair:            Fiegel
Members:        Wimsett, Prim, Kelly, Miyashiro
Meetings in FY2015:    12
The Risk and Compliance Committee reviews the Company’s compliance practices, reviews enterprise risks, oversees the Company’s risk assessment and management programs, reviews risk preparedness and mitigation, monitors regulatory compliance and oversees response to regulatory requirements. The Risk and Compliance Committee has four members who are independent and one (Mr. Prim) non-independent executive member. Please see “Risk Oversight” above for further information about the Committee’s risk management responsibilities.

Compensation Committee Interlocks and Insider Participation
During our 2015 fiscal year, Messrs. Flanigan, Wilson and Ms. Shepard served on the Compensation Committee. None of the members of the Compensation Committee is currently or was formerly an officer or employee of the Company. Ms. Shepard was President and CEO of California Coast Credit Union, which is a customer of the Company as described below in “Certain Relationships and Related Transactions.” Ms. Shepard retired from California Coast Credit Union in February

2015. There are no other Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the SEC’s rules and regulations.

Director Compensation

The following table sets forth compensation paid to our directors in fiscal year 2015.  The compensation paid to Mr. Prim as an employee is detailed below at “Executive Compensation.” Ms. Miyashiro was appointed to the Board in March, 2015.

	Fees Earned or Paid in Cash	Stock Awards		Option Awards	Non-Equity Incentive Pan Compensation	All Other Compensation	Total
Name	($)	($) (1)		($)	($)	($)	($)
Matthew C. Flanigan	131,000	132,907	(2)	—	—	—	263,907
Marla K. Shepard	88,000	132,907	(2)	—	—	—	220,907
Thomas H. Wilson	113,000	132,907	(2)	—	—	—	245,907
Thomas A. Wimsett	98,500	132,907		—	—	—	231,407
Jacque R. Fiegel	90,500	132,907		—	—	—	223,407
Laura G. Kelly	84,500	132,907	(2)	—	—	—	217,407
Shruti S. Miyashiro	32,667	95,344		—	—	—	128,011

(1)
These amounts reflect the aggregate grant date fair value of shares of restricted stock units granted in the fiscal year ended June 30, 2015, in accordance with FASB ASC Topic 718. For assumptions used in determining the fair value of stock options awards granted, see Note 9 to the Company’s 2015 Consolidated Financial Statements.

(2)	Includes amounts deferred pursuant to the Company’s Non-Employee Director deferred Compensation Plan.

A director who is employed by the Company does not receive any separate compensation for service on the Board of Directors. In the fiscal year ended June 30, 2015, each non-employee director received annual retainer compensation of $40,000 per year plus $3,500 for attending each in-person Board meeting and $1,500 for each telephone Board meeting. The annual retainer is paid following the Annual Meeting of the Stockholders with respect to the period running from the Annual Meeting in November to the next Annual Meeting. As a newly appointed director, Ms. Miyashiro received a pro-rated portion of the annual retainer for the portion of the year served prior to the 2015 Annual Meeting. Each non-employee director was also reimbursed for out-of-pocket expenses incurred in attending all Board and committee meetings.

The Lead Director (currently Mr. Flanigan) is compensated with an additional annual retainer amount of $15,000.

Equity compensation is paid annually to the non-employee directors in the form of restricted stock units. These restricted stock units are issued under the Company’s Restricted Stock Plan. For fiscal 2015, the annual grant amount paid to each non-employee director was 2,239 restricted stock units granted on the third business day following the date of the 2014 Annual Meeting, and the restrictions will lapse on November 9, 2015. As a newly appointed director, Ms. Miyashiro received a pro-rated portion of the annual grant amount for the portion of the year served prior to the 2015 Annual Meeting.

The chair of the Audit Committee receives an annual retainer of $12,000 and the chairpersons of the Compensation, Governance and Risk and Compliance committees each receive an annual retainer of $6,000. In-person meeting fees of the committees, paid to all attending committee members, are $2,000 per meeting for the Audit Committee and $1,500 per meeting for all other Board committees. The telephone meeting fee paid to all attending committee members for all committees is $1,000 per meeting. In addition, Board members may be paid a “Board Service Fee” of $1,000 per day for service to the Company in support of Board or committee functions on days when there is no scheduled meeting.

In fiscal 2015, the directors listed above were not eligible to participate in any non-equity incentive plan compensation from the Company or any pension plan of the Company. Independent directors are eligible for and may elect to participate in the Company’s Non-Employee Director Deferred Compensation Plan. Deferred amounts are maintained by the Company in bookkeeping accounts. Stock awards that are deferred are deemed invested in the Company’s common stock, and dividends paid on deferred equity awards are also deemed to be invested in our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Marla K. Shepard has retired as Chief Executive Officer of California Coast Credit Union of San Diego, California. California Coast Credit Union is a customer of the Company and during the year ended June 30, 2015, it paid $688,942 to the Company primarily for software maintenance and implementation services. The Audit Committee has reviewed the transactions with the credit union and has concluded that they were on terms no less favorable to the Company than arrangements with other unaffiliated customers. Director Shruti S. Miyashiro, President and Chief Executive Officer of Orange County's Credit Union of Santa Ana, CA. Orange County’s Credit Union is a customer of the Company and during the year ended June 30, 2015, it paid $252,092 to the Company primarily for software maintenance and implementation services. The Audit Committee has reviewed the transactions with the credit union and has concluded that they were on terms no less favorable to the Company than arrangements with other unaffiliated customers. The related party transactions were approved by the Audit Committee. The Governance Committee also considered the transactions and concluded that Ms. Shepard and Ms. Miyashiro are both independent directors despite such customer relationships.

The Board of Directors has adopted a written policy that requires all related party transactions to be reviewed and approved by the Audit Committee of the Board. The Audit Committee is charged with determining whether a related party transaction is in the best interests of, or not inconsistent with the interests of, the Company and its stockholders. In making this determination, the Audit Committee will take into account such factors as whether the related party transaction is on terms no less favorable to the Company than terms generally available to unaffiliated third parties and the extent of the related party’s interest in the transaction. No director may participate in any discussion, approval or ratification of any transaction in which he or she has an interest, except for the purpose of providing information concerning the transaction. For transactions in which the aggregate amount is less than $200,000, the Chairman of the Audit Committee has been delegated the authority to pre-approve related party transactions, subject to later review by the full committee. At least annually, ongoing related party transactions will be reviewed to assess continued compliance with the policy.

For purposes of the Related Party Transaction Policy, a related party transaction is a transaction or relationship in which the aggregate amount involved will be or may exceed $100,000 in any calendar year, involves the Company as a participant, and in which any related party has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of the other entity). A related party is any executive officer, director, or more than 5% beneficial owner of the Company or any immediate family member of such persons.

The policy also contains standing pre-approvals of certain transactions that are not believed to pose any material risk to the Company even if the aggregate amount exceeds $100,000 in a calendar year, including: employment arrangements with executive officers, director compensation, transactions involving competitive bids, certain banking-related services, and certain Company charitable contributions. Standing approval is also provided for transactions with another company where the related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that entity’s shares, if the aggregate amount does not exceed $1,000,000 or 2% of that entity’s annual revenues.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is required to identify any director, officer or greater than ten percent beneficial owner who failed to timely file with the SEC a report required under Section 16(a) of the Securities Exchange Act of 1934 relating to ownership and changes in ownership of the Company’s Common Stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. To the Company’s knowledge, based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended June 30, 2015 all required Section 16(a) filings were filed timely.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company's Board of Directors is currently composed of three independent directors.  The Board has determined that Audit Committee member Matthew C. Flanigan is an “audit committee financial expert” under relevant SEC standards because of his extensive accounting and financial experience.  The Board of Directors and the Audit Committee believe that the Audit Committee's current members satisfy all NASDAQ and Securities and Exchange Commission rules that govern audit committee composition.

The Audit Committee operates under a written Charter adopted by the Board of Directors.  The Charter requires the Audit Committee to oversee and retain the independent registered public accounting firm, pre-approve the services and fees of the independent registered public accounting firm, regularly consider critical accounting policies of the Company, review and approve material related party transactions, receive reports from the Company’s Compliance Officer, and establish procedures for receipt and handling of complaints and anonymous submissions regarding accounting or auditing matters.  The Charter also contains the commitment of the Board of Directors to provide funding and support for the operation of the Audit Committee, including funding for independent counsel for the Committee if the need arises.

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process.  Management has the primary duty for the financial statements and the reporting process, including the systems of internal controls.  The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements.  The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard 16 of the Public Company Accounting Oversight Board (“PCAOB”).  In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered accounting firm its independence.

The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee meets with the internal  auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.  These meetings without management present are held at least once each year, and one such meeting was held in the fiscal year just ended.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2015 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended June 30, 2015 for filing with the Securities and Exchange Commission.
Audit Committee
Thomas H. Wilson, Jr., Chair
Matthew C. Flanigan
Thomas A. Wimsett

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The executive officers and significant employees of the Company, as well as certain biographical information about them, are as follows:

Name	Position with Company	Officer/Significant Employee Since
John F. Prim	Chairman and Chief Executive Officer	2001
David B. Foss	President	2014
Kevin D. Williams	Chief Financial Officer and Treasurer	2001
Mark S. Forbis	Vice President and Chief Technology Officer	2006

The following information is provided regarding the executive officers and significant employees not already described herein, all of whom are United States citizens:

David B. Foss, age 53, President.  Mr. Foss was named President of the Company on July 1, 2014, having previously served as President of the Company’s ProfitStars Division since 2009 and as General Manager of ProfitStars from 2006 to 2009.  He led the Company’s Acquisition and Business Integration unit from 2004 to 2006, during which time the Company completed 10 acquisitions.  Mr. Foss’s prior positions with the Company include General Manager of the Complementary Solutions Group from 2000 to 2004 and President of the Open Systems Group from 1999 to 2004. Before joining the Company in 1999, Mr. Foss held a variety of positions in the financial services industry including senior operations management, sales management, and supervisory roles at BancTec, Advanced Computer Systems and NCR.  His long tenure in the industry and variety of leadership roles provide significant experience as to the Company and its products, employees and customers.

Kevin D. Williams, age 56, Chief Financial Officer and Treasurer. In 2001, Mr. Williams was appointed by the Board to serve as Chief Financial Officer and Treasurer of the Company, having previously served as Controller of the Company since joining the Company in 1998. Prior to joining the Company, Mr. Williams was a practicing CPA as a Senior Manager for the Baird Kurtz & Dobson public accounting firm. Mr. William’s executive management responsibilities extend beyond finance and accounting to include investor relations, travel, corporate services, facilities and other office services functions that encompass approximately 745 of the Company’s employees.

Mark S. Forbis, age 52, Vice President and Chief Technology Officer.  Mr. Forbis has served as Vice President and Chief Technology Officer since 2006 and as General Manager of Technology Services since 2002.  Mr. Forbis joined the Company in 1988 and has served in a number of positions, including Manager of Imaging from 1994 to his appointment as a General Manager in 2002. Prior to joining the Company, Mr. Forbis had several jobs in bank data processing, including supervisory and management positions with BankTech, Inc. and Systematics, Inc. As Chief Technology Officer and General Manager of Technology Services, Mr. Forbis leads a team of over 300 researchers, designers, programmers, developers and quality analysts charged with maintaining and upgrading current products and services, developing new products, establishing standards and practices and planning “roadmaps” for future technology development.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the following Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Matthew C. Flanigan, Chair
Marla K. Shepard
Thomas H. Wilson, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

You will have the opportunity to cast an advisory vote on Jack Henry’s executive compensation at this year’s Annual Meeting (our “say on pay” vote), included as Proposal 2 in this proxy statement (page 29). We encourage you to review this section prior to casting your “say on pay” advisory vote.
At the Company's Annual Meeting of Stockholders held in November 2014, over 98.8% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this vote strongly affirms the stockholders' support of the Company's approach to executive compensation, and the Committee did not change its basic approach to compensation of the Named Executives in fiscal 2015. The Compensation Committee believes that stockholder input on executive compensation is crucial and will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the Named Executives.

This Compensation Discussion and Analysis is designed to provide information regarding the philosophy and objectives underlying our compensation policies, the processes we follow in setting compensation, the components we utilize in compensating our top executives, and the resulting compensation outcomes. This discussion is focused on our Chief Executive Officer Jack Prim, President David Foss, Chief Financial Officer Kevin Williams, and Chief Technology Officer Mark Forbis, who are collectively referred to as the “Named Executives.” Specific information about the compensation of the Named Executives is set forth in the Summary Compensation Table and other compensation tables beginning on page 25, which should be read in conjunction with this discussion.
Executive Summary

Fiscal 2015 was a solid year for Jack Henry and our stockholders. Total shareholder return was 93% for the three-year period ending on June 30, 2015 and 10.5% for the one-year period ending at the same time. However, in fiscal 2015, the Company restated its financial statements to address historical and current revenue recognition. This restatement negatively affected our annual operating income, and our incentive payouts as well.

While the restatement did affect our performance, we managed to increase annual operating income in fiscal year 2015 by 10.4%, as compared to restated numbers from fiscal year 2014. The compensation decisions made by the Committee were informed by these absolute and relative outcomes, and reflect a clear expression of the principle of pay for performance which is at the center of our decisions regarding executive compensation. In broad terms, the fiscal year 2015 executive compensation program implemented this pay for performance principle with the following elements of compensation:

Base Pay	Fixed and recurring cash compensation
• Base pay is set at market competitive levels to attract and retain highly qualified and effective executives
• Fiscal 2015 base pay was increased from 5% to 9% in response to competitive market data, and 12% in the case of Mr. Foss, who was promoted to President on July 1, 2014

Annual Incentive Cash Bonus	Variable cash compensation tied to annual operating income versus budget and individual performance
• Operating income was materially affected by a restatement of the Company’s financials resulting from re-evaluation of the Company’s revenue recognition policies
• Fiscal 2015 operating income under the new policies was 93.1% of the budget set prior to the restatement
• Fiscal 2015 bonus payments were 21% to 28% below targets as determined by the restated operating income and individual performances
• Despite a shortfall from the budget, actual operating income grew 10.4% from the restated fiscal 2014 operating income

Long-Term Incentive Compensation	Performance shares that vest based on Jack Henry relative total shareholder return (“TSR”) [1] performance versus peers
• Three-year TSR was strong on an absolute basis at 93%
• For the fiscal 2013 grant with three year performance period ending on June 30, 2015, Jack Henry’s relative TSR outcome was only at the 41st percentile, resulting in 57% of the target shares vesting
• Annual grants are made at market competitive levels, and the target grant values for the fiscal 2015 performance shares (three-year measurement period ending with fiscal 2017) were set at:
-4.4 times base pay for Mr. Prim
-2.0 times for Mr. Foss
-1.7 times for Mr. Williams
-1.0 times for Mr. Forbis

(1) TSR=(Change in Stock Price + Dividends) ÷ Beginning Stock Price; assumes reinvestment of dividends.

In the aggregate, the relative portions of these three primary elements that made up the pay mix for the four Named Executives in fiscal year 2015 are represented graphically in the following chart:
The fiscal 2015 pay mix established by the Compensation Committee in August of 2014 clearly focused on performance-based pay, and particularly emphasized long-term performance by the Company. The pay mix was intended to ensure that the Named Executives remained highly focused on the long-term success of the Company.

Compensation Philosophy and Objectives
Jack Henry’s compensation philosophy is to offer compensation programs to our executives that:

•	Focus executives on achieving consistent earnings growth;

•	Encourage continuation of the Company’s entrepreneurial spirit;

•	Attract and retain highly qualified and motivated executives;

•	Reward the creation of stockholder value; and

•	Encourage esprit de corps and reward outstanding performance.
In meeting these objectives, the Compensation Committee strives for the interests of management and stockholders to be the same - the maximization of stockholder value. To this end, the financial performance measures are operating income and total shareholder return. Both measures emphasize a focus on revenue growth, operating efficiencies to yield strong margins and returns to shareholders in excess of our peers.
The compensation programs specific to our Named Executives are administered by the Company’s Compensation Committee. The current members of the Compensation Committee are all non-employee directors who are independent under the NASDAQ rules. The Compensation Committee operates under a written charter, and has the specific charter responsibility to approve the compensation of the Named Executives and the Company’s Chief Operating Officer, Controller, Senior Vice Presidents and other officers who perform policy-making functions for the Company. At this time, the Company does not have any officer with the title of Chief Operating Officer or Senior Vice President.
The Compensation Committee designs and maintains compensation programs consistent with our executive compensation philosophy to achieve the following objectives:

•	To attract, retain and motivate highly qualified executives by offering compensation programs that are competitive with programs offered by companies in our Compensation Peer Group.

•	To link performance and executive pay by tying bonus amounts to achievement of key objectives under the Company’s annual business plans, as well as specific individual performance goals.

•	To reward competitive performance in comparison with peers in our industry.

•
To reward the creation of long-term stockholder value through long-term incentive compensation awards and encourage significant stock ownership by top management to further align executive interests to those of our stockholders.

In pursuit of these objectives, the Compensation Committee believes that the compensation packages provided to the Named Executives should include both cash and equity-based compensation, with an emphasis on performance-based pay:

Compensation Element	Purpose
Base salary	• Represent competitive practices at approximately the 50th percentile • Attract and retain highly qualified executives
Annual cash incentive	• Support pay-for-performance orientation • Focus executives on executing the annual operating plan and key financial and nonfinancial measures of success
Long-term incentive	• Align interests of executives and stockholders • Support a stock ownership culture • Drive long-term value creation
Broad-based benefits	• Attract and retain highly qualified executives • Reflect the broad practices at Jack Henry
Termination provisions	• Align management and shareholders to review all possible business alternatives
Process for Establishing Compensation
The Compensation Committee has overall responsibility for making decisions regarding the compensation of the Named Executives. In conducting an annual performance review and determining appropriate compensation levels for the Named Executives the Compensation Committee meets and deliberates outside the presence of the Named Executives and other members of the executive management team. With respect to the compensation levels for other Named Executives, the Compensation Committee considers input and recommendations from the Chief Executive Officer. Performance reviews of our Chief Executive Officer and each other Named Executive are based on objective and subjective evaluations of individual performance as well as their performance in the preceding fiscal year in achieving Company performance objectives. While our Chief Executive Officer makes recommendations concerning salary adjustments, cash bonus programs and award amounts for the other Named Executives, the Compensation Committee exercises its discretion and sole authority to set the compensation of the Named Executives.
In designing compensation programs and determining compensation levels for the Named Executives for fiscal year 2015 (ending June 30, 2015), as well as for fiscal year 2016, the Compensation Committee was assisted by an independent compensation consultant firm. The Compensation Committee engaged Towers Watson, a global human resources consulting firm, to serve as its independent advisor and compensation consultant with respect to fiscal 2015. The Chairman of the Compensation Committee worked directly with Towers Watson to determine the scope of the work needed to assist the Committee in its decision-making processes. The engagement of the consulting firm included provision of benchmark comparative data for the Named Executives with respect to base salaries, annual cash bonuses, long term incentives, and comparative data regarding severance. This year Towers Watson was also engaged to provide analysis and advice to the Compensation Committee with respect to the Company’s proposed 2015 Equity Incentive Plan (See Proposal 3 below and Exhibit A). Towers Watson did not provide any other consultation or services to the Company or management. The Compensation Committee has assessed the independence of Towers and determined that no conflict of interest exists under the rules established by the SEC. The Compensation Committee reviews the independence of its advisors annually.

In making compensation decisions, the Compensation Committee compared each element of total direct compensation against a peer group of publicly traded companies in the software, payments and data processing industries against which the Compensation Committee believes we compete in the market for executive talent. We collectively refer to this group as the “Compensation Peer Group.” In selecting companies for the Compensation Peer Group, the Compensation Committee has considered multiple criteria, including industry, annual revenue and market capitalization. The current Compensation Peer Group is comprised of the following 19 companies:

ACI Worldwide, Inc.	Bottomline Technologies, Inc.	Broadridge Financial Solutions
Cardtronics	Convergys	Corelogic
DST Systems, Inc.	Euronet Worldwide, Inc.	Fair Isaac Corporation
Fidelity National Information Services, Inc.	Fiserv, Inc.	Global Payments, Inc.
Heartland Payment Systems, Inc.	Moneygram International	SS&C Technologies Holdings
Total Systems Services, Inc.	Tyler Technologies, Inc.	Verifone Systems
WEX

The Compensation Peer Group is reviewed annually and, as appropriate, is updated by the Compensation Committee. In June 2015 the Compensation Committee reviewed the Compensation Peer Group to make sure that members of the group are consistent with the Company’s industry and financial scope and comparable in terms of size and labor pool. In addition, the Committee’s decisions regarding peer group members were mindful of investor advisory group considerations such as the peers used by Institutional Shareholder Services to review the Company’s executive compensation. For comparison purposes, Jack Henry’s annual revenues are near the median revenues of the members of the Compensation Peer Group. One member of last year’s peer group, Micros Systems, Inc., was removed because it was acquired during the year. The Committee decided to make no other changes to the Company’s Compensation Peer Group in 2015.

To benchmark each element of total compensation for our Named Executives, Towers Watson provided data from two key sources: (1) an executive compensation survey reflective of our industry and the general industry and proxy statements and (2) other public filings for the companies in our Compensation Peer Group. In reviewing compensation survey data, the Compensation Committee considered data for software companies with annual revenues similar to the Company. Sources of data for compensation surveys and analysis include surveys for our Compensation Peer Group and the software industry, in addition to proxy statements and other public filings by companies in our Compensation Peer Group.
In setting fiscal 2015 compensation, the Compensation Committee considered benchmarks for total cash compensation (i.e., base salary and annual cash incentives) and approved target bonus levels for the Named Executives which combined with the salaries approach the 50th percentile of the Compensation Peer Group. In targeting total cash compensation and long-term incentive compensation at or near the 50th percentile, the Compensation Committee recognized that there are certain limitations in the market data available for the Compensation Peer Group. Thus, in addition to considering levels of compensation suggested by market data, the Compensation Committee also considered other relevant factors including performance against pre-identified objectives under business plans for the preceding fiscal year, individual performance reviews, changes in job duties, and internal equity for compensation levels among our executives.
The allocation between cash, non-cash, short-term and long-term incentive compensation is measured against the practices of our Compensation Peer Group and reflects the Compensation Committee’s determination of the appropriate compensation mix among base pay, annual cash incentives and long-term equity incentives to encourage retention and performance. Actual cash and equity incentive awards are determined by the performance of the Company and the individual, depending on the type of award, compared to established goals. For the fiscal year ending June 30, 2015, the elements of the compensation mix included:

•	Base salary, designed to attract and retain executives;

•	Annual cash incentive bonus compensation, designed to focus on business, financial and individual objectives established by the Board for the year;

•
Long-term incentive compensation consisting of performance shares which are earned by achieving levels of total shareholder return compared to our Compensation Peer Group, designed to focus executives on the long-term success of the Company as reflected in the market price of the Company’s stock; and

•	Broad-based employee benefits programs.
Base Salary
In August of 2014, the Compensation Committee considered competitive data provided by Towers Watson. Based on this data as well as individual and corporate performance and changes in executive duties, the Committee increased the fiscal 2015 base salary of the Chief Executive Officer by 9%, the Chief Financial Officer by 5%, and the Chief Technology Officer by 8%. The new President Foss’s base salary was increased by 12%, and this represented a 9% increase from the salary of the prior President.
The entire base salary structure for our executives remained relatively flat in fiscal 2015, with the CEO salary less than 1.3 times the second highest paid executive officer (President) and 1.4 times the third highest (CFO).
Although the Compensation Committee believes that competitive base salaries are necessary to attract and retain a highly qualified and effective executive team, it also believes that a significant portion of executive compensation should be based on pay-for-performance.

Annual Incentive Cash Bonuses
It is our practice to provide Named Executives with the opportunity to earn annual incentive cash bonus compensation under programs that reward attainment of key objectives under corporate annual business plans. The objectives that underlie our annual incentive compensation programs may vary between fiscal years and between the Named Executives, but generally include objectives that reward attainment of targeted earnings as well as individual performance goals. In setting the bonus amounts a Named Executive is eligible to earn for achieving specified objectives, in fiscal 2015 the Compensation Committee targeted bonus and total cash compensation levels at or near the 50th percentile of the Compensation Peer Group and published survey data. Bonus opportunities for achieving objectives are generally established as a percentage of an executive’s base salary and the percentages increase with job scope and complexity. Executives have the opportunity to earn reduced bonus amounts if a minimum level (threshold) of performance against an objective is achieved and can also earn increased bonus amounts for performance in excess of the level of targeted performance.
The decision as to whether to offer an annual incentive cash bonus program to Named Executives for any fiscal year, the type and funding of any program offered, and the objectives that underlie any program, are subject to the discretion of the Compensation Committee and its assessment of general and industry specific conditions existing during the applicable period. In determining the amount of bonus that a Named Executive is eligible to earn under a bonus program, the Compensation Committee may also exercise negative discretion to reduce an award based on its assessment of the executive’s contribution and accountability for the objectives that are the subject of the bonus, the internal equity of the executive’s bonus opportunity as compared to bonus opportunities for our other executives, and any other factors the Compensation Committee considers relevant.
To provide an appropriate structure for cash bonus incentives, the Company's stockholders previously approved the 2012 Annual Incentive Plan. Cash bonus incentives for fiscal year 2015 were structured under the 2012 Annual Incentive Plan.
The fiscal 2015 incentive cash bonus plan established for the Named Executives was similar to the 2014 plan in that it was based 75% upon achievement of the Company’s annual budget operating income target. The fiscal 2015 annual incentive plan provided that no bonus was payable unless the Company’s performance on the operating income measurement was at or above the threshold for achievement. The operating income target was established from the annual budget of the Company as approved by the Board, and excluded from consideration operating income contributions from operating units that might be acquired during the year. The annual budget was developed by management with input from the Board of Directors in a thorough process that builds upon departmental forecasts and considers historical performance, industry dynamics, and macro-economic trends.
The other 25% of each Named Executive’s incentive cash bonus in fiscal 2015 was determined by achievement of individual performance goals set for the officers by the Compensation Committee. These goals varied from individual to individual and included both objective and subjective measures of performance. The individual performance goals were intended to align the individual officers with the Company’s business strategies and objectives in each officer’s sphere of duties and control. Examples include achievement of specified customer and employee satisfaction ratings, implementation of programs and systems, process improvement, completion of development projects, and meeting specified financial goals. These individual goals are keys to financial and business success for Jack Henry and thus contribute to producing income and shareholder returns over the long-term. Grading of performance on the individual performance goals was in some cases “achieved” or “not achieved” and in other cases on a sliding scale from fail to below target, at target and above target, and thus some individual performance bonus amounts varied from zero to target and above target.
The 2015 plan, like the 2014 plan, called for bonuses of 100% of base compensation for the Chief Executive Officer, 80% of base compensation for the President, 70% of base compensation for the Chief Financial Officer, and 50% of base compensation for the Chief Technology Officer at pre-determined performance targets. The operating income component of the annual bonus for the Named Executives ranged from a threshold of 90% of budgeted operating income to a target at 100% and to a maximum at 110%. Bonus payouts for operating income achievement ranged from 50% of target at threshold performance to as much as 200% of targeted bonus at maximum performance. Bonus payouts for achieving individual performance goals varied from 0 to 100% and in a few instances could range to a maximum of 125% as to specific scalable goals. The overall bonus percentages and ranges were determined primarily by reference to comparative compensation data provided to the Compensation Committee by its independent advisor. The maximum bonus was intended to be payable only upon truly superior performance. The Compensation Committee intended for this bonus plan to provide a strong incentive for management to meet and exceed budgetary income and individual performance goals in fiscal 2015.

The Company performed well in fiscal 2015, producing operating income of $317.9 million, but this performance was significantly adjusted due to material restatement of the Company’s financial statements pertaining to the recognition of certain revenues. As described in greater detail in Note 15 to the Financial Statements filed on June 25, 2015 with the Company’s amended Annual Report on Form 10-K for the year ended June 30, 2014, the Company’s financial statements for fiscal 2014 and for the first quarter of fiscal 2015 were restated to correct errors pertaining to recognition of revenue for certain software license and maintenance agreements. As a result of the restatement, fiscal 2014 operating income was reduced by 7.6% from the $312 million originally reported to $288 million as restated. The Company’s budget for fiscal year 2015, prepared by management and approved by the Board of Directors in July 2014 before the discovery of these errors, set an operating income goal of $341 million. This goal was based on assumptions and models using the Company’s historical revenue recognition policies, not the restated methods. As a result the operating income was short of the budget goal by 6.9% and the resulting payout was only 69% of target of the portion of the Named Executives’ bonus determined by operating income.

In addressing the certification of operating income results for fiscal 2015 for purposes of determining executive cash bonus payouts for this year of restatement of revenues, the Compensation Committee was presented with a unique issue and considered several options. The issue was that the historical budget reflected assumptions based on the historical revenue recognition policies which did not match to the Company’s operating income results for fiscal 2015 calculated with the new revenue recognition methods. The options considered by the Committee included recalculation of operating income for the year in the historical manner so it would better match with the historical budget, or recalculation of the fiscal 2015 budget so that it would better match with the restated financials. After significant discussion, however, the Committee decided that the most appropriate and conservative method, in keeping with the terms and spirit of the 2015 executive compensation plan, was to maintain the standard of the original unadjusted operating income budget target and to measure performance on the restated and lowered operating income reported for the year. The resulting payout amount on operating income was below target for the year, and a departure from the prior four years in which above-target payouts were achieved. The result is, however, in keeping with the pay for performance principle which guides the Compensation Committee in its decisions regarding executive compensation.

The full fiscal 2015 incentive bonus granted, including amounts granted for achievement of individual performance goals, was as follows:

Named Executive	Target Annual Incentive (as % of base)	Performance on Incentive Measures		Annual Incentive Payout - FY2015
		Operating Income Performance (75% of Bonus)	Individual Performance Goals Performance (25% of Bonus)
				% of Target	Amount ($)
John F. Prim, CEO	100%	69%	105%	78%	488,444
David B Foss, President	80%	69%	100%	77%	294,500
Kevin D. Williams, CFO	70%	69%	76%	71%	215,077
Mark S. Forbis, CTO	50%	69%	100%	77%	116,250

Although bonuses have been earned in each of the last five fiscal years, the Compensation Committee notes that the plan is not structured to require the payment of bonus in every year and performance targets are not set at levels which are easy to achieve. The Compensation Committee continues to believe that annual cash bonus opportunities are highly effective motivators for management employees and are instrumental in obtaining excellent performance in comparison with the Company’s competitors in a difficult market and economy.

The Committee believes that the costs to the Company of potentially large incentive bonuses are fully justified by the potential benefits and return to our stockholders. The Compensation Committee will in future years continue to thoroughly review the effects of the bonus plan on results achieved and will make any changes to the bonus plan deemed necessary.

In addition to the cash bonus opportunities under our formal pay-for-performance cash bonus programs, the Compensation Committee may choose to reward extraordinary performance and achievements by awarding discretionary bonuses to the Named Executives and other employees from time to time that are not part of the annual incentive plan or any other plan. With respect to the Named Executives, no discretionary bonuses were awarded based on Company performance or the executives’ performance during fiscal 2015.

Long-Term Incentive Compensation
We believe that equity awards have been instrumental in building Jack Henry & Associates, in retaining talent, and in encouraging management to take the long-term view with regard to strategic decisions they face. Equity awards also help focus executive and employee attention on managing the Company from the perspective of an owner with an equity stake in the business. Since the adoption of the current Restricted Stock Plan in 2005, the Compensation Committee has had the authority to grant restricted stock awards of various types and to determine the terms of the restrictions on granted shares. Starting in fiscal 2013, long-term incentive compensation was granted to the Named Executives in the form of performance shares.
Grants may be made annually in the future, but future grants will continue to be discretionary and amounts may fluctuate based upon the Compensation Committee’s evaluation of performance from year to year. In determining the level of award for a Named Executive, the Compensation Committee considers relevant factors such as achievement of previously identified objectives, the executive’s performance, comparative data from the Compensation Peer Group and other sources, the current equity ownership and stock options held by the individual executive and the internal equity of the level of award granted to the executive compared to awards granted to other executives. In reviewing the award levels for our Named Executives, the Compensation Committee believes it is appropriate to consider the Company’s performance against key objectives under its corporate business plan for the preceding fiscal year, including objectives related to revenue and earnings targets, and whether the Company’s performance during the preceding fiscal year benefited stockholders through appreciation in the market price of the Company’s Common Stock. In administering the equity compensation programs, the Compensation Committee monitors the level of dilution that can result from equity awards to executives and other employees and considers the dilutive effect of the Company’s aggregate equity awards during any fiscal year.
The specific grants to the Named Executives for fiscal 2015 were structured as performance shares that vest only on achievement of performance goals and thus strongly reflect the principle of pay-for-performance. A grant of performance shares is a contractual right to receive stock and/or cash in the future when vesting conditions are met. The specific grants of performance shares in fiscal 2015 to the Named Executives vest at the end of three years based on total shareholder return in comparison to the Compensation Peer Group over the three year period. For this purpose, total shareholder return (“TSR”) was defined as ending stock price minus beginning stock price (adjusted for splits and similar changes) plus dividends per share paid over the performance period, all divided by the beginning stock price. A target amount of stock was set for each Named Executive that may be earned if TSR at the end of the three-year period is at the 63rd percentile in comparison to the Compensation Peer Group. Vesting ranges from 35% of the performance shares at the 25th percentile to the maximum amount of the grant (175% of target) at or above the 75th percentile relative to the Compensation Peer Group. No shares will vest if performance is below the 25th percentile threshold. By setting the target amount at the 63rd percentile, the Committee continued to convey that long-term superior performance is expected and remains the goal of this incentive program.
The fiscal 2015 performance share grants to the Named Executives were approved in target dollar amounts with grant date accounting values roughly set at 4.4 times base salary for Mr. Prim, 2 times base salary of Mr. Foss, 1.7 times base salary of Mr. Williams, and 1.0 times base salary of Mr. Forbis. The fiscal 2015 grant amounts were determined with reference to comparable grants of long-term incentive compensation by other members of the Compensation Peer Group and published survey data, and were roughly targeted at the 50th percentile of the Compensation Peer Group. The fiscal 2015 grant amounts were generally consistent with FY2014 target levels. The 2015 awards were structured to provide incentives for long-term performance and retention and to meet goals for specific accounting treatment. Retention is encouraged by grant terms which immediately forfeit all awards that have not vested or are still restricted in the event that the grantee’s employment with the Company is terminated for any reason other than in the event of death, incapacity, retirement or in connection with any change in control.
The use of performance shares allows for flexibility in addressing the orderly retirement of grantees. The performance shares contain terms which allow for the pro-rata vesting of awards upon retirement based on full months of service following the date grant. For this purpose, retirement is defined as termination with the stated purpose of retirement after 30 years of service to the Company, after the age of 57 and 15 years of service, or after the age of 62 and 5 years of service. With respect to a retirement during the term, at the end of the three year term of the grant, the award will be calculated and a pro-rata portion will be settled to the grantee based on completed full months of service. For example, if an eligible grantee retires 18 months after the grant date, he would be credited with 18 months of service and would be entitled to one-half of any amount that vests on performance measured at the end of the three-year grant. Death or incapacity of a grantee is addressed in the same manner, with pro-rata vesting based on completed months of service. Upon a change in control of the Company, the target number of performance shares vest and will be settled, regardless of the performance measures achieved.

The Committee notes that the Company produced an admirable total shareholder return of 93% over the three year period ending June 30, 2015. However, as to performance shares issued to the Named Executives in fiscal 2013 that vested based on three year TSR performance, the Company’s performance in comparison with the peer group over those three years was only at the 41st percentile and thus 57% of the Named Executive’s target shares vested. This result was significantly below the vesting levels of the prior few years, but it is in keeping with the Company’s pay for performance principle.

Deferred Compensation Plan
Under the Company’s non-qualified Deferred Compensation Plan adopted in September of 2014, our Named Executives may voluntarily defer a portion of their compensation to one or more future years. While the plan allows the Company to offer deferral of all types of compensation, including salary, bonus and equity grants, to date the Company has only offered a program to defer receipt of equity compensation upon vesting of performance shares. Amounts deferred are deemed invested in investments selected by the participant from a limited number of choices. The Deferred Compensation Plan is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. None of the Named Executives participated in the Deferred Compensation Plan in fiscal 2015.
Termination Benefits Agreements
Each of the Named Executives has entered into a Termination Benefits Agreement with the Company that is discussed in this Proxy Statement under the caption “Agreements with Executive Officers and Potential Payments upon Termination or Change in Control.” These agreements reflect the concern of the Board of Directors that any future threatened or actual change in control such as an acquisition or merger could cause disruption and harm to the Company in the event of the resulting loss of any of its key executives. The Termination Benefits Agreements are intended to provide a measure of incentive and security to the executives through the resolution of the threat or through a change in control.

The Compensation Committee believes that such agreements should not include provisions that would obligate an acquirer of the Company to make large cash payouts to our Named Executives simply because a change of control has occurred. Because of this concern, the occurrence of a change of control event alone will not trigger any cash payment obligations to our Named Executives under their respective Termination Benefits Agreements. Payment obligations only arise in the event the Named Executive’s employment is terminated or is deemed to be terminated without “Cause” (as defined in the agreements) within the period commencing 90 days prior to and for two years following a change in control for the Named Executives. The Company does not provide, nor has it ever provided, excise tax gross-up payments to any employee in the event of a change in control and termination.

Payment obligations under the Termination Benefits Agreements with the Named Executives are two times the current annual base salary plus target bonus, payable 50% in twelve equal monthly installments and 50% in a lump sum at the end of the monthly installments. Health and other benefits are also continued for 18 months for the Named Executives, and all stock options and restricted stock awards become fully vested. The benefits provided were determined primarily by reference to comparative data provided to the Compensation Committee by its independent advisor and, at least in relation to base salary, are consistent with the prior agreements which they replaced. The benefits are believed by the Compensation Committee to be sufficient to provide the desired incentive and security to retain crucial personnel in a time of disruption.

The Termination Benefits Agreements have no set term and will continue until terminated by agreement of both the parties. The agreements specify that they do not confer on the executives any right to continued employment and shall not interfere with the right of the Company to terminate the executives at any time.

Broad-Based Benefits Programs
The Company offers certain broad-based benefits programs including benefits such as health, dental, disability and life insurance, health care savings accounts, employee stock purchase plan, paid vacation time and company contributions to a 401(k) Employee Savings Plan. Benefits are provided to all employees in accordance with practices within the marketplace and are a necessary element of compensation in attracting and retaining employees. There are no additional benefits programs for our Named Executives.

Stock Ownership Guidelines
The Board of Directors has established stock ownership guidelines for the Named Executives, other members of management and the non-employee directors of the Company. These guidelines provide for each covered individual to hold a number of shares of the Company’s Common Stock with an aggregate market value that equates to a specified multiple of the employee’s base salary or, in the case of directors, of their annual cash retainer. The guidelines are four times base salary for the Chief Executive Officer, three times base salary for President and Chief Financial Officer, one time base salary for the Vice Presidents and General Managers, and four times the annual base retainer for directors. The value of each person’s share holdings for purposes of the guidelines includes all unrestricted and restricted shares held, all Company shares held in the person’s retirement accounts, all shares held in trust for the person’s immediate family members, and the in-the-money value of all Company stock options held. Unvested restricted stock units and performance shares are not counted for purposes of measuring compliance with the stock ownership guidelines. Even though all members of management now hold a number of shares at or above the number of shares specified under the guidelines, the Compensation Committee recognizes that executive officers or employees who were recently promoted to executive officer positions and newly elected directors may require some period of time to achieve the guideline amounts. The guidelines, therefore, contemplate a five-year transition period for acquiring a number of shares with the specified market value. The guidelines also require that until the applicable ownership level is achieved, the individual should retain and hold 75% of all shares received from vesting of shares or exercise of options, net of shares sold to pay taxes. The Compensation Committee will continue to monitor the compliance of each executive and director with the guidelines.
Executive Compensation Recoupment Policy
On August 22, 2014, the Board of Directors adopted a formal policy for the recoupment of incentive compensation paid to executive officers after the policy’s effective date in the event the Company is required to restate its financial statements due to material non-compliance with financial reporting requirements. The recoupment policy is administered by the Compensation Committee.

Tax Deductibility and Executive Compensation
Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the Chief Executive Officer and other Named Executives to $1 million per individual, unless certain requirements are met which establish that compensation as performance-based. The Compensation Committee has considered the impact of this tax code provision and attempts, to the extent practical, to implement compensation policies and practices that maximize the potential income tax deductions available to the Company by qualifying such policies and practices as performance-based compensation exempt from the deduction limits of Section 162(m).
The Compensation Committee will continue to review and modify our compensation practices and programs as necessary to ensure our ability to attract and retain key executives while taking into account the deductibility of compensation payments.

COMPENSATION AND RISK

Under its charter, the Compensation Committee is charged with review of risks related to the Company’s compensation policies and practices. In 2015, the Compensation Committee directed the Human Resources General Manager of the Company to conduct a compensation risk assessment and to report to the Committee. The assessment reviewed design features, characteristics and performance metrics used in compensating all employees of the Company, including salaries, sales incentives, incentive bonus plans and long-term equity incentive compensation awards. The Compensation Committee reviewed and discussed the report and concluded that the Company’s compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on a number of factors, including:

•	The compensation levels and practices are generally judged to be uncomplicated and fair.

•	Compensation of our employees is generally competitive with relevant labor markets.

•	Benefits are offered to all eligible employees on non-discriminatory bases and no material perquisites are offered solely to executives or management.

•	Incentive bonuses are determined either wholly or largely on total Company financial performance, and are capped at reasonable levels.

•
Compensation of executive and senior managers is balanced between salary, benefits, annual cash incentive bonuses and long-term equity incentive awards, resulting in appropriate balancing of short and long-term interests and goals.

•	Executives and senior managers are subject to stock ownership guidelines which align their interests with those of the stockholders.

•	The Company has adopted a recoupment policy providing for the clawback of executive compensation in the event of financial restatements.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth certain information with regard to the compensation paid to our Chief Executive Officer, our Chief Financial Officer and the Company’s other two most highly compensated executive officers (collectively, our “Named Executives”) during the fiscal years ended June 30, 2015, 2014 and 2013. Mr. Foss became President on July 1, 2014, thus information regarding his compensation is only presented for the fiscal year ending June 30, 2015.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)	($) (1)	($)	($) (2)	($) (3)	($)
John F. Prim	2015	606,934	—	2,700,001	—	488,444	5,000	3,800,379
Chief Executive Officer	2014	563,602	—	2,499,808	—	652,187	5,000	3,720,597
	2013	543,400	—	2,335,053	—	596,674	5,000	3,480,127
David B. Foss President	2015	461,891	—	949,999	—	294,500	5,000	1,711,390
Kevin D. Williams	2015	424,853	—	749,986	—	215,077	5,000	1,394,916
Treasurer and	2014	406,375	—	699,960	—	331,970	5,000	1,443,305
Chief Financial Officer	2013	394,988	—	653,823	—	300,812	5,000	1,354,623
Mark S. Forbis	2015	294,311	—	304,927	—	116,250	5,000	720,488
Vice President and Chief	2014	274,850	—	295,694	—	89,813	5,000	665,357
Technology Officer	2013	265,225	—	276,213	—	78,332	5,000	624,770

(1)
Reflects grants of performance shares on September 10, 2012, September 10, 2013 and September 10, 2014 under the Company’s Restricted Stock Plan to the Named Executives. Information about the assumptions used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 9 to our consolidated financial statements for the year ended June 30, 2015.

(2)
Reflects amounts paid to the Named Executives following the end of the fiscal year based upon achievement of performance goals under the Company’s Annual Incentive Plans. These amounts were earned in the fiscal year listed and paid in the following fiscal year.

(3)	Reflects matching contributions to the individual’s accounts pursuant to the Company’s 401(k) retirement plan.

Grants of Plan-Based Awards Table
The following table presents information on awards granted to the Named Executives during the fiscal year ended June 30, 2015 under our 2012 Annual Incentive Plan with respect to performance targets set for fiscal 2015 and grants of performance shares made during fiscal year 2015.

Name	Grant Date	Estimated Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John F. Prim	9/10/2014	310,000	620,000	1,240,000	17,817	50,905	89,084	—	—	2,700,001
David B. Foss	9/10/2014	190,000	380,000	760,000	6,269	17,911	31,344	—	—	949,999
Kevin D. Williams	9/10/2014	150,500	301,000	602,000	4,949	14,140	24,745	—	—	749,986
Mark S. Forbis	9/10/2014	75,000	150,000	300,000	2,012	5,749	10,061	—	—	304,927

(1)	Performance shares granted on September 10, 2014 under the Company’s Restricted Stock Plan.

(2)
The amounts in the table represent the grant date fair value of the Awards. Information about the assumptions used to determine the grant date fair value of the awards is set forth in our Annual Report on Form 10-K in Note 9 to our consolidated financial Statements for the year ended June 30, 2015.

Additional Information Regarding Summary Compensation and Grants of Plan-Based Awards
The annual base salaries of the Chief Executive Officer, Chief Financial Officer and Chief Technology Officer were increased in fiscal 2015 in response to competitive data and changes in job duties. The annual base salary of Mr. Prim was increased 9.2% to $620,000, the base salary of Mr. Williams was increased 5.1% to $430,070, and the base salary of Mr. Forbis was increased 8.2% to $300,014. The base salary of Mr. Foss, who was appointed President on July 1, 2014, was increased 12.4% in connection with his promotion.

For the year ended June 30, 2015, the Named Executives had the opportunity to earn cash incentive bonuses under the Company’s annual incentive cash bonus plan. As set forth in greater detail in “Compensation Discussion and Analysis – Annual Incentive Cash Bonuses” above, the performance goals for the Named Executives were based on achieving operating income targets established in the Company’s annual budget and the achievement of individual performance goals (“IPGs”). The incentive plan set performance targets, thresholds for minimum performance, maximums for superior performance and required that for any bonus to be paid, the minimum threshold of operating income had to be achieved. For the year ended June 30, 2015, actual operating income was 93.1% of budgeted operating income, and with calculated IPG performances, the resulting payouts to the Named Executives were 78% of target for Mr. Prim, 77% of target for Messrs. Foss and Forbis, and 71% for Mr. Williams.

On September 10, 2014, the Company entered into performance share agreements with each of the Named Executives, in the following threshold, target and maximum share amounts:

Name	2015 Performance Share Threshold Grant	2015 Performance Share Target Grant	2015 Performance Share Maximum Grant
John F. Prim	17,817	50,905	89,084
David B. Foss	6,269	17,911	31,344
Kevin D. Williams	4,949	14,140	24,745
Mark S. Forbis	2,012	5,749	10,061

The performance share agreements entered into with each of the above Named Executives in fiscal year 2015 are identical except for the number of shares. All agreements settle three years following the grant date based upon the performance of the Company in comparison to the Compensation Peer Group in producing total shareholder return over the three year period. Amounts may be settled in Common Stock of the Company or cash or any combination thereof. Comparative performance in total shareholder return at less than the 25th percentile will result in no settlement. The target award is earned with total shareholder return at approximately the 63rd percentile in comparison to the Compensation Peer Group and the maximum amount is earned with performance at the 75th percentile or higher.

Outstanding Equity Awards at Fiscal Year End Table
The following table provides information regarding outstanding stock options, shares of restricted stock, restricted stock units and performance shares held by the Named Executives as of June 30, 2015.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexcercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
John F. Prim	—	—	—	11,552	747,414	157,864	10,213,801
David B. Foss	—	—	—	—	—	37,214	2,411,046
Kevin D. Williams	—	—	—	8,581	555,191	44,089	2,852,558
Mark S. Forbis	—	—	—	—	—	18,401	1,190,545

(1)	With respect to restricted stock grants made to Mr. Prim and Mr. Williams in fiscal 2009, the restrictions will lapse at the end of seven years from the grant date.

(2)	Amounts calculated by multiplying the closing market price of our common stock on June 30, 2015 ($64.70 per share) by the number of unvested shares of restricted stock.

(3)
The restricted stock units and performance shares vest three years from the date of grant based on achievement of total shareholder returns in comparison with other members of the Compensation Peer Group.  No restricted stock units or performance shares vest if total shareholder return over the three year period is below the 25th percentile and the full amount vests with performance at or above the 75th percentile.  Share amounts disclosed reflect the target number of shares that could vest upon performance at the target level of 63rd percentile.

(4)
Amounts calculated by multiplying the closing market price of our common stock on June 30, 2015 ($64.70 per share) by the target number of shares issuable under the restricted stock unit and performance share agreements.

Option Exercises and Stock Vested Table
The following table provides information on stock option exercises by the Named Executives and stock awards (restricted stock and restricted stock units) that vested during fiscal year 2015.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John F. Prim	—	—	97,125	5,620,624
David B. Foss	—	—	17,650	1,043,106
Kevin D. Williams	—	—	25,900	1,498,833
Mark S. Forbis	—	—	12,766	738,768

(1)
Value of the shares acquired on September 10, 2014, at the closing market price of such shares on September 9, 2014. Mr. Foss had 5,000 shares vest on January 3, 2015, valued at the closing market price of such shares on January 2, 2015.

Agreements with Executive Officers and Potential Payments upon Termination or Change in Control
The Company has no employment contracts with any of its executive officers.
The Company has entered into Termination Benefits Agreements with each of Messrs. Prim, Foss, Williams and Forbis. Under these agreements, change in control is defined as an acquisition of 20% or more of the stock of the Company, termination of service of a majority of the members of the Board during any two year period for reasons other than death, disability or retirement, approval by the stockholders of liquidation of the Company or sale of 50% or more of its assets, or approval by the stockholders of a merger or consolidation if the Company stockholders own less than 50% of the combined voting power of the resulting corporation. The Termination Benefits Agreements provide a cash payment severance benefit equal to 200%

of the executive’s annual salary plus target bonus then in effect, with half payable in 12 monthly installments and half in a lump sum at the end of such 12 months. In addition, all outstanding stock options and performance shares will fully vest, all restrictions on restricted stock will lapse and the terminated executive will receive a welfare benefit consisting of payments equal to COBRA health insurance premiums and continuation of coverage under the Company’s life insurance, disability, and dental plans for 18 months or until the executive becomes eligible for comparable benefits under a subsequent employer’s arrangements. The termination benefits will be paid upon any termination of the executive during the 90 days prior to and the two years following any change in control unless the termination occurs by reason of the executive’s death, disability, or if the termination is for cause. The termination benefits will also be paid if the executive terminates his employment after a change in control for good reason, such as a material diminution in authority, duties or responsibilities, a forced move, or a material diminution in annual salary. The Termination Benefits Agreements have no set term and will continue until terminated by agreement of both the parties.

The table below reflects the cash severance benefit payments and estimated welfare benefit payments that would be paid under the Termination Benefits agreements as if the triggering events occurred on June 30, 2015, the last day of the last completed fiscal year.  The table also shows the value as of June 30, 2015 of all issued restricted stock units and performance shares with respect to which restrictions would lapse upon a change in control and termination. The table includes 11,552 shares of restricted stock issued to Mr. Prim and 8,581 shares of restricted stock issued to Mr. Williams pursuant to 2009 Restricted Stock Agreements, under which the restrictions immediately lapse in the event of a change in control of the Company and without any requirement of termination.

Name	Cash Payment Severance Benefit ($)	Welfare Benefit ($)	LTIP Restricted Stock Vesting ($)
John F. Prim	2,480,000	18,883	10,961,215
David B. Foss	1,710,000	29,060	2,411,046
Kevin D. Williams	1,462,238	28,631	3,407,749
Mark S. Forbis	900,000	38,870	1,190,545

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of June 30, 2015 with respect to the Company’s equity compensation plans under which our Common Stock is authorized for issuance:

Equity Compensation Plans approved by security holders:	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in the first column of this table)
1995 Non-Qualified Stock Option Plan (Non-employee Directors)	0	0	0
1996 Stock Option Plan (Employees)	0	0	0
2005 Restricted Stock Plan	0	0	1,451,406
2005 Non-Qualified Stock Option Plan (Non-employee Directors)	100,000	$23.06	520,000

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, we include in this proxy statement this proposal for a non-binding stockholder vote on compensation of the officers named in the Summary Compensation Table on page 26. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2016 Annual Meeting of Stockholders. With this year’s "say on pay" proposal you can elect to endorse or not endorse our executive compensation programs and policies and the compensation we paid our Named Executives in fiscal 2015.
The say on pay vote is advisory and not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board of Directors value the opinions of our stockholders and will consider the outcome of the vote when making future decisions regarding executive compensation.
As described in the Compensation Discussion and Analysis, the Compensation Committee has designed the executive compensation program to focus the executives on achieving consistent earnings growth, encourage continuation of the Company's entrepreneurial spirit, attract and retain highly qualified and motivated executives, reward the creation of stockholder value, encourage esprit de corps and reward outstanding performance. In designing the overall executive compensation program, the Company's Compensation Committee strives for the interests of management and stockholders to be the same - the maximization of stockholder value.
Our executive compensation package for Named Executives includes both cash and equity-based compensation, with an emphasis on performance-based pay. The Compensation Committee each year reviews and updates our executive compensation program to ensure they achieve the desired goals.
The Board of Directors believes that the compensation of the Named Executives is appropriate and effective in achieving the Company's objectives. Accordingly, the Board of Directors recommends that you vote to approve, on an advisory basis, the following resolution:
“RESOLVED, that the compensation paid to the Named Executives, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved.”

Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. For purposes of determining the vote regarding this proposal, abstentions will have the same impact as a no vote.  Unless you specify otherwise in your proxy, the persons you have appointed will vote your shares “For” approval of the above-described resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVES. PROXIES  RECEIVED BY THE BOARD OF DIRECTORS WILL  BE VOTED FOR  THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVES UNLESS  STOCKHOLDERS SPECIFY  IN THEIR  PROXY A  VOTE OF  "AGAINST"  OR "ABSTAIN".

PROPOSAL 3
APPROVAL OF THE COMPANY’S
2015 EQUITY INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the Jack Henry & Associates, Inc. 2015 Equity Incentive Plan (the “Plan”), which was recommended by the Compensation Committee of the Board (the “Committee”) and approved by the Board of Directors on August 21, 2015, subject to stockholder approval. The Plan will become effective upon its approval by the stockholders of the Company at the Annual Meeting. Approval of the Plan requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote, assuming that a quorum is present.

The Board of Directors recommends that the stockholders vote “FOR” approval of adoption of the Plan. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of adoption of the Plan.

The Plan is intended to provide the Company with a modern, wider range of award types. The principal features of the Plan are summarized below. The summary is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit A to this Proxy Statement.

In addition to being asked to approve the Plan and the new shares being reserved for issuance, stockholders will be requested to approve the material terms of the performance goals contained in the Plan in order to allow certain awards to be potentially eligible for exemption from the $1.0 million deduction limit imposed by Section 162(m) of the Internal Revenue Code, as discussed under “Performance Criteria” below. For purposes of Section 162(m), the material terms of the performance goals for awards granted under the Plan include: (i) the employees eligible to receive compensation; (ii) the description of the business measures on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement during a specified period. Each of these aspects is discussed in this Proposal 3, and stockholder approval of this Proposal 3 constitutes approval of these aspects for purposes of the Section 162(m) stockholder approval requirements.

Determination of Number of Shares for the Plan

If approved, 3,000,000 shares of the Company’s common stock will be reserved and available for issuance under the Plan. In determining the number of proposed shares issuable under the Plan, the Committee and the Board considered a number of factors, including, among other things and as further described below, our historical “burn rate” associated with equity compensation, the potential dilutive impact of the issuance of shares on our stockholders, and projections regarding future share usage and how long the proposed number of shares issuable under the Plan would be expected to last if approved.

The Plan is intended to replace the 2005 Restricted Stock Plan and the 2005 Non-Qualified Stock Option Plan (Non-employee Directors) (together, the “Existing Plans”), both of which expire by their terms in 2015. Following approval of the Plan, no further awards will be made under the Existing Plans.

In setting and recommending to stockholders the number of shares authorized under the Plan, the Committee and the Board considered the historical number of equity awards granted in its three most recent fiscal years. The Committee and the Board also considered the Company’s average burn rate (the historical rate of issuance of shares pursuant to equity awards granted under our current stock plans) over the past three fiscal years, as a percentage of outstanding shares of the Company’s common stock. The Company’s three-year average burn rate for this period is approximately 0.99%. If we continue making equity awards consistent with our historical practices, we estimate that the shares available for future awards if the Plan is approved will be sufficient for awards for the life of the plan. While we believe this estimate is reasonable, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in types of awards granted, changes in the structure of our long-term equity incentive program and forfeitures of outstanding awards.

In determining the number of shares available under the Plan, we also considered the expected overhang (calculated in this case as the number of shares subject to equity awards outstanding but not exercised, vested or issued, plus the number of shares available to be granted under the Plan, divided by total common shares outstanding). If the Plan is approved, our overhang would be 4.4%. The Committee and Board considered the potential dilution that would result from the issuance of shares under the Plan. Taking these and other factors into consideration, the Committee and the Board determined that the number of shares available under the Plan is appropriate.

Key Plan Provisions

Plan term:	Subject to stockholder approval, November 10, 2015 through November 10, 2025.
Eligible participants:	Employees and non-employee directors of the Company. As of June 30, 2015, approximately 5,822 employees would be eligible to receive awards under the Plan.

Shares authorized:
3,000,000, plus any shares required to satisfy substitute awards, all subject to adjustment for stock splits, the effects of corporate transactions, and other significant events. Shares that are not issued because the shares or the underlying award is forfeited or because shares are withheld in satisfaction of an option exercise price or to cover applicable withholding liabilities do not count as shares issued under the Plan.

Award Types:
• Shares
• Deferred Shares
• Dividend Equivalents
• Stock Options (non-qualified and incentive stock options)
• Stock Appreciation Rights (SARs)
• Restricted Stock
• Restricted Stock Units (RSUs)
• Performance Shares, Performance Units (PSUs), Bonus Shares and Other Stock-Based Awards
• Substitute Awards

Grant price:
The exercise price of stock options and the strike price for stock appreciation rights will be no less than the fair market value of the Company’s common stock at the time the award is granted. Under the Plan, “fair market value” is calculated based on the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions in such stock as reported on the NASDAQ Stock Market on the award’s grant date.

Individual limits:
Subject to adjustment, as further described below, with respect to any equity-based awards that could be payable in the Company’s common stock, a participant cannot be granted an award or awards in any single calendar year covering more than 200,000 shares. If the individual is a non-employee director, the maximum award that may be granted in one year is 15,000 shares.

Vesting/Exercisability:
The vesting conditions will be determined by the Committee at the time of grant, except that time-based restrictions or exercise conditions on restricted stock, RSUs, SARs, and stock options shall remain in effect (in whole or in part) at least until the first anniversary of the award’s grant date (subject to acceleration if the Committee allows in the event of death, disability, retirement, change in control, termination of employment following a change in control, or other special circumstances determined by the Committee).

Effect of Change in Control:
In the event of a change in control, the Committee, as constituted before such change in control, may elect to take one or more of the following actions:

(a) Continuation of the award by the Company (if the Company is the surviving corporation);
(b) Assumption of the award by the surviving corporation or its parent;
(c) Substitution by the surviving corporation or its parent of an award for a new award;
(d) Cancellation of the award and a payment to the participant with respect to each share subject to the portion of the award that is vested as of the transaction date equal to the underlying fair market value of the share underlying the award or, in the case of an Option or SAR, an amount equal to the excess of (i) the value of the property (including cash)
received by the holder of a share of stock as a result of the transaction, over (ii) the per-share Option exercise price or SAR exercise price;
(e) With respect to an outstanding Option or SAR, cancellation of the award without the payment of any consideration, after providing the participant the opportunity to exercise the award in connection with the transaction, or suspending the participant’s right to exercise the award during a limited period of time preceding the closing of the transaction, if such suspension is administratively necessary to permit the closing of the transaction; or
(f) Termination of any right the participant has to exercise an Option or SAR before vesting in the shares subject to the award (i.e., “early exercise”), such that following the closing of the transaction the award may only be exercised to the extent it is vested.

Change in Control Definition:
Under the Plan, a change in control of the Company is generally defined to include the following events:

•incumbent directors cease to constitute a majority of the Company Board,
• consummation of a merger or consolidation, unless the Company’s common stockholders hold more than 50% of the voting power of the surviving entity or the Company’s directors continue to constitute a majority of the Board after the transaction,
• any person, entity or group of persons becomes the beneficial owner (as defined in the SEC Rule 13d-3) of 20% or more of the voting power of the Company voting securities, or
• Stockholders approve a plan of liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of its assets (in one transaction or a series of transactions).

Awards
Subject to Plan limits, the Compensation Committee determines the size of awards. The Committee may grant shares of the Company’s common stock, dividend equivalents and the following types of awards, any or all of which may be made contingent on continued employment and/or achievement of performance-based criteria:

Stock Options. Stock options may be granted by the Committee and may be either non-qualified options or incentive stock options. Options are subject to the terms and conditions, including vesting conditions, set by the Committee (and incentive stock options are subject to further statutory restrictions that are set forth in the Plan). The term of a stock option will be no longer than ten years, although the Committee may set a shorter term. Each stock option gives the grantee the right to receive a number of shares of the Company’s common stock upon exercise of the stock option and payment of the stock option price. The stock option price may be paid by cash (including cash obtained through a broker selling the shares acquired on exercise) or, if approved by the Committee, shares of the Company’s common stock, or through a “net” settlement of the stock options whereby, upon the stock option exercise, the grantee is paid a number of shares having a value equal to the intrinsic value of the stock option at the time of exercise.

Stock Appreciation Rights. A stock appreciation right may be granted either alone or in addition to other awards granted under the Plan. Subject to the terms of the Plan, a grantee of a stock appreciation right will have the right to receive upon exercise thereof an amount equal to the excess of the fair market value of one share of the Company’s common stock on the date of exercise over the strike price of the stock appreciation right, multiplied by the number of shares of the Company’s common stock with respect to which the stock appreciation right is being exercised. Payment may be made in cash, the Company’s common stock, or other property, in any combination.

Restricted Stock. Restricted stock is the Company’s common stock that is forfeitable until the restrictions lapse. The Committee may impose time-based restrictions or performance-based restrictions or both on restricted stock. Time-based restrictions may lapse over time, but may not lapse entirely prior to the first anniversary of the grant date unless the Committee or the applicable award agreement permits vesting in the event of death, disability, retirement, change in control, termination of employment following a change in control, or other special circumstances determined by the Committee. Unless otherwise provided in an award agreement, cash dividends paid with respect to restricted stock will automatically be deferred and reinvested in additional shares of restricted stock.

Restricted Stock Units. A Restricted Stock Unit or “RSU” is the right to receive a share of the Company’s common stock upon satisfaction of conditions specified by the Committee, which may be time-based or performance-based. Time-based restrictions may lapse over time, but may not lapse entirely prior to the first anniversary of the grant date unless the Committee or the applicable award agreement permits vesting in the event of death, disability, retirement, change in control, termination of employment following a change in control or other special circumstances determined by the Committee. The Committee may also grant dividend equivalents with respect to RSUs.

Performance Units and Performance Shares. Performance units are cash or stock awards that are payable at the end of a performance period established by the Committee, in an amount or number that depends on the extent to which the performance goals established by the Committee are satisfied. Performance Shares are stock awards that are payable at the end of a performance period established by the Committee in an amount or number that depends on the extent to which the performance goals established by the Committee are satisfied. The Committee may also grant dividend equivalents with respect to stock-based Performance Units or Performance Shares.

Bonus Shares. A bonus share is a stock award made purely as a bonus and not subject to any restrictions or conditions. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any affiliate as a condition precedent to the grant of bonus shares.

Substitute Awards. Substitute awards may be granted by the Committee in replacement of stock and stock-based awards held by current and former employees or non-employee directors of, or consultants to, another business that is, or whose stock is, acquired by the Company or an affiliate, in order to preserve the economic value of all or a portion of the replaced award, on such terms and conditions (including price) as the Committee determines.

Performance Criteria

Performance-based awards may be subject to the achievement of one or more of the following performance goals, which may be established and measured against the Company as a whole, on a subsidiary basis, business unit or units basis or other the Company division or segment basis, and may apply on a pre- or post-tax basis, and be on an absolute or relative basis:

a.
Earnings (either in the aggregate or on a per-share basis) including earnings per share, earnings before interest, earnings before interest and taxes, earnings before interest, taxes, and depreciation, or earnings before interest, taxes, depreciation, and amortization and in the case of any of the foregoing, such goal may be adjusted to further exclude items in order to measure achievement of specific performance goals, including any one or more of the following: stock-based compensation expense; income or losses from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation, and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments or the sale of assets; extraordinary gains or losses; the cumulative effect of accounting changes; acquisitions or divestitures; foreign exchange impacts; any unusual, nonrecurring gain or loss; sales and use tax settlement; and gain on nonmonetary transactions;

b.	Operating profit (either in the aggregate or on a per-share basis);

c.	Operating income (either in the aggregate or on a per-share basis);

d.	Net earnings (either in the aggregate or on a per- share basis);

e.	Net income or loss (either in the aggregate or on a per-share basis);

f.	Cash flow provided by operations (either in the aggregate or on a per-share basis);

g.
Cash flow returns, including cash flow returns on invested capital (cash flow from operating activities minus capital expenditures, the difference of which is divided by the difference between total assets and non-interest-bearing current liabilities);

h.	Ratio of debt to debt plus equity;

i.	Net borrowing;

j.	Credit quality or debt ratings;

k.	Inventory levels, inventory turn or shrinkage;

l.	Revenues;

m.	Free cash flow (either in the aggregate or on a per-share basis);

n.	Reductions in expense levels or expense management, determined either on a Company-wide basis or with respect to any one or more business units;

o.	Operating and maintenance cost management and employee productivity;

p.	Gross margin;

q.	Return measures (including return on assets, investment, invested capital equity, or sales);

r.	Market share;

s.	Total stockholder return;

t.	Working capital;

u.	Productivity increases;

v.
Share price (including attainment of a specified per-share price during the incentive period; growth measures and total stockholder return or attainment by the shares of a specified price for a specified period of time);

w.	Book value per-share;

x.	Growth or rate of growth of any of the above criteria;

y.
Achievement of business criteria or operational goals, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, business development, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, customer satisfaction, and goals relating to acquisitions or divestitures; and/or

z.	Accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions.

Applicable incentive goals may be applied on a pre-tax or post-tax basis. The Committee may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions, or divestitures, foreign exchange impacts and any unusual, infrequently occurring, or nonrecurring gain or loss. As established by the Committee, the incentive goals may include, without limitation, GAAP and non-GAAP financial measures.

The Committee may adjust any award downward in its discretion. In addition, the Committee may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions, or divestitures, foreign exchange impacts and any unusual, infrequently occurring, or nonrecurring gain or loss.

Administration
The Compensation Committee, which is made up entirely of independent directors, or another committee of the Board, will administer the Plan. The Committee may interpret and administer the Plan, establish, amend, suspend or waive any rules relating to the Plan, and make any other determination and take any other action that may be necessary or advisable for administration of the Plan. Except as otherwise expressly provided in the Plan, all determinations, designations, interpretations, and other decisions of the Committee are final, conclusive and binding.

Transferability
Unless otherwise determined by the Committee, awards granted under the Plan are not transferable except by will or the laws of descent and distribution. The Committee will have sole discretion to permit the transfer of an award to certain family members or entity related to the participant, as specified in the Plan.

Amendments
The Board may amend or terminate the Plan without stockholder approval unless stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Company’s common stock is traded. However, unless permitted by the Plan or the terms of the award, no amendment or termination may materially adversely affect any outstanding award without the grantee’s consent.

Adjustments
In the event a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects shares such that an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the Plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding stock options and other awards.

New Plan Benefits
The amounts of awards that will be granted under the Plan to the executive officers named in the Summary Compensation Table, the executive officers as a group, non-executive directors as a group, or employees who are not executive officers as a group, are not determinable at this time. Under the terms of the Plan, the number of awards to be granted is within the discretion of the Committee.

U.S. Tax Consequences
This summary is based on U.S. federal income tax laws in effect as of the date hereof. The summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Stock Options. The grant of a stock option will have no immediate tax consequences for the grantee or the Company. Upon exercising a non-qualified stock option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise of the stock acquired on exercise and the stock option exercise price, and the Company will be entitled to a deduction in the same amount. In general, if applicable holding period requirements are satisfied, the recipient will have no taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply), and the Company will have no deduction. Upon a disposition of shares acquired through the exercise of a stock option, the difference in the amount received on the disposition over the participant’s basis will be taxed as a capital gain or loss, either short-term or long-term, depending on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired on exercise of a stock option, except that the Company may be entitled to a deduction upon disposition of shares acquired on exercise of an incentive stock option before the applicable holding period has been satisfied.

Under current rulings of the Internal Revenue Service, a recipient who pays the exercise price for a stock option with the Company’s common stock does not recognize gain or loss with respect to the disposition of the stock transferred in payment of the stock option price. However, the recipient will recognize ordinary income upon the exercise of a non-qualified stock option in the manner discussed above. The recipient’s basis in a number of acquired shares equal to the number surrendered will be the same as the recipient’s basis in the surrendered shares, and the recipient’s basis in any additional stock option shares will be equal to the amount of income the recipient recognizes upon the exercise of the stock option.

Restricted Stock. Generally, no taxes are due when an award of restricted stock is made, but the award becomes taxable when it vests or becomes transferable, unless the recipient elects, under Section 83(b) of the Internal Revenue Code within 30 days of receiving the grant, to be taxed in the year the restricted stock is granted. Income tax is paid on the value of the stock at ordinary rates when the award vests or becomes transferable (or, if a Section 83(b) election is made, at the time of grant), and then at long- or short-term capital gains rates when the shares are sold. The Company is entitled to a tax deduction (subject to the limitations of Section 162(m) of the Internal Revenue Code unless the restricted stock qualifies as “performance based compensation”) at the time and in the amount the recipient recognizes as income.

Generally, no taxes are due when an award of restricted stock units is made, but the award becomes taxable when it vests and the Company common stock is issued. In addition, the Company is entitled to a deduction at the time and in the amount the recipient recognizes income. In the case of an award of restricted stock units, a recipient may not make a Section 83(b) election. Rules relating to the timing of payment of deferred compensation under Section 409A of the Internal Revenue Code may be applicable to restricted stock units and any violation of Section 409A could trigger interest and penalties applicable to the recipient.

Stock Appreciation Rights. An SAR recipient will not recognize taxable income upon the grant or vesting of an SAR. Upon the exercise of an SAR, a recipient generally will recognize compensation taxable as ordinary income in an amount of property (cash or shares) paid, which will generally be equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units, performance shares or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid.

Restricted Stock Units, Performance Shares, and Other Stock-Based Awards. Upon the issuance of a share pursuant to an RSU, performance share or other stock-based award eligible to be granted under the Plan, the recipient recognizes ordinary income in an amount equal to the value of the shares delivered in satisfaction of the award. Any additional cash payment accompanying an award is also ordinary income to the recipient. The Company is entitled to a tax deduction (subject to the limitations of Section 162(m) of the Internal Revenue Code) at the time and in the amount the recipient recognizes as income. No income is recognized at the time of the grant of an RSU, Performance Share or other stock-based award with a performance-based or service-based vesting condition must be met before any shares are eligible to be delivered.

Awards granted under the Plan may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is paid to the Company’s covered employees. While the Company considers the deductibility of awards as one factor in determining executive compensation, the Company also considers other factors in approving compensation and retains the flexibility to grant awards, such as service-based restricted stock, that it determines to be consistent with the Company’s goals for its executive compensation program even if the award is potentially not deductible by the Company for tax purposes. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE JACK HENRY & ASSOCIATES, INC. 2015 EQUITY INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD WILL BE VOTED FOR THE APPROVAL OF THE PLAN UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF “AGAINST” OR “ABSTAIN.”

PROPOSAL 4
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal year ended June 30, 2015 and the effectiveness of our internal control over financial reporting as of June 30, 2015. The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year, and the committee is presenting this selection to stockholders for ratification. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

If prior to the Annual Meeting Deloitte & Touche LLP declines to act as our independent registered public accountant or the Audit Committee decides not to use Deloitte & Touche LLP as our independent registered public accountant, the Audit Committee will appoint another independent registered public accounting firm. The Audit Committee will present any new independent registered public accounting firm for the stockholders to ratify at the Annual Meeting. If the stockholders do not ratify the engagement of Deloitte & Touche LLP at the Annual Meeting, then the Audit Committee will reconsider its selection of Deloitte & Touche LLP. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015, a majority of the shares present and entitled to vote must vote to approve. For purposes of determining the vote regarding this proposal, abstentions will have the same impact as a no vote. Unless you specify otherwise in your proxy, the persons you have appointed will vote your shares “For” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016.

Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual consolidated financial statements for the fiscal years ended June 30, 2015 and 2014 and reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years, the audit of the Company’s assessment and effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and fees for other services rendered during those periods.

	2015	2014
Audit Fees	$523,253	$576,087
Audit-Related Fees (1)	1,553,708	785,474
Tax Fees (2)	88,965	86,570
All Other Fees	—	—
Total Fees	$2,165,926	$1,448,131

(1)
Performed in accordance with SSAE 16 and SOC 1 & 2 and the review of other SEC filings. SSAE 16 and SOC 1 & 2 reviews are conducted to evaluate the effectiveness of operational controls in various regulated business operations of the Company, including our data processing service bureaus.

(2)	Tax fees for 2015 and 2014 relate to U.S. federal, state and local tax planning and compliance, included the completion of Form 5500 for one employee benefit plan.
In making its decision to continue to retain Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the next fiscal year, the Audit Committee has considered the above information to ensure that the provision of non-audit services will not negatively impact the maintenance of the firm’s independence.

The Audit Committee has in its Charter expressed its policy governing the engagement of the Company’s independent registered public accounting firm for audit and non-audit services. Under the terms of the Charter, the Audit Committee is required to pre-approve all audit, audit related and non-audit services performed by the Company’s independent registered public accounting firm. All non-audit services for fiscal 2015 were pre-approved by the Audit Committee.

At the beginning of each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services and all other permissible services. The independent registered public accounting firm provides documentation for each proposed specific service to be provided. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee or its Chairman reviews and approves in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also approves in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE RATIFICATION UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF "AGAINST" OR "ABSTAIN".

STOCKHOLDER PROPOSALS

Stockholders who intend to present proposals for inclusion in the proxy statement and form of proxy for the 2016 Annual Meeting of Stockholders must submit their proposals to the Company’s Secretary on or before June 6, 2016. A stockholder who wishes to nominate a person to serve as a director or wishes to present a proposal at the 2015 Annual Meeting, but who does not request inclusion in the proxy statement, must submit the nomination or proposal to the Company’s Secretary by August 12, 2016. The Company’s bylaws specify requirements for the content of the notice that stockholders must provide.

COST OF SOLICITATION AND PROXIES

Proxy solicitation is being made by mail, although it may also be made by telephone or in person by officers, directors and employees of the Company not specifically engaged or compensated for that purpose. The Company will bear the entire cost of the Annual Meeting, including the cost of preparing, assembling, printing, and mailing the Proxy Statement, the Proxy and any additional materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians for forwarding to the beneficial owners of shares held of record by them and, upon their request, such persons will be reimbursed for their reasonable expenses incurred in completing the mailing to such beneficial owners.

FINANCIAL STATEMENTS

Consolidated financial statements of the Company are contained in the 2015 Annual Report which accompanies this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no matters that are expected to be presented for consideration at the 2015 Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

/s/ John F. Prim

John F. Prim
Chairman of the Board
Monett, Missouri
October 5, 2015

A copy of the Company’s Annual Report is included herewith. The Company will furnish without charge a copy of its Annual Report on Form 10-K as filed with the Securities and Exchange Commission upon written request directed to Kevin D. Williams, Chief Financial Officer, Jack Henry & Associates, Inc., 663 Highway 60, Post Office Box 807, Monett, Missouri, 65708. The Form 10-K is also available at our investor relations website, www.jackhenry.com/ir/.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 10, 2015:
The Proxy Statement and the 2015 Annual Report are available at www.edocumentview.com/JKHY.

EXHIBIT A

JACK HENRY & ASSOCIATES, INC.
2015 EQUITY INCENTIVE PLAN
SECTION 1
INTRODUCTION

1.1
Establishment. Jack Henry & Associates, Inc., a corporation organized and existing under the laws of the state of Delaware (the "Company"), hereby establishes the Jack Henry & Associates, Inc. 2015 Equity Incentive Plan (the "Plan") for certain Employees and nonemployee Directors of the Company and its Affiliates.

1.2
Purpose. The purpose of this Plan is to allow Eligible Employees and nonemployee Directors of the Company and its Affiliates and Subsidiaries to acquire or increase a proprietary and vested interest in the growth and performance of the Company. The Plan is also designed to assist the Company in attracting and retaining Employees and nonemployee Directors by providing them with the opportunity to participate in the success and profitability of the Company.

1.3
Duration. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 15 hereof, until all Shares subject to the Plan shall have been issued, delivered, purchased, or acquired according to the Plan's provisions. Unless the Plan shall be reapproved by the stockholders of the Company and the Board renews the continuation of the Plan, no Awards shall be issued pursuant to the Plan after the tenth (10th) anniversary of the Effective Date.

1.4
Plan Subject to Stockholder Approval. Although the Plan is effective on the Effective Date, the Plan's continued existence is subject to the Plan being approved by the Company's stockholders within twelve (12) months of the Effective Date. Any Awards granted under the Plan after the Effective Date but before the approval of the Plan by the Company's stockholders will become null and void if the Company's stockholders do not approve this Plan within such twelve (12) month period.

SECTION 2
DEFINITIONS

2.1    Definitions. The following terms shall have the meanings set forth below.

"1933 Act" means the Securities Act of 1933.
"1934 Act" means the Securities Exchange Act of 1934.
"Affiliate" of the Company means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.
"Award" means a grant made under this Plan in any form, which may include but is not limited to, Stock Options, Restricted Stock, Restricted Stock Units, Bonus Shares, Other Stock-Based Awards, Deferred Shares, Performance Shares, Stock Appreciation Rights, and Performance Units.
"Award Agreement" means a written or electronic agreement or instrument between the Company and a Holder which evidences an Award and sets forth such applicable terms, conditions, and limitations (including treatment as a Performance Award) as the Committee establishes for the Award.
"Beneficiary" means the person, persons, trust, or trusts which have been designated by a Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated beneficiary or surviving designated beneficiary, the Person or Persons entitled by will or the laws of descent and distribution to receive such benefits.
"Board" means the Board of Directors of the Company.
"Bonus Shares" means Shares that are awarded to a Participant without cost and without restriction in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an Employee of the Company or a Subsidiary.

"Cause" means, unless otherwise defined in an Award Agreement or otherwise defined in a Participant's employment agreement (in which case such definition will apply), any of the following:

(i)
Participant's engagement in any act or acts of gross dishonesty or gross misconduct which result or are intended to result directly or indirectly in gain or personal enrichment at the expense of the Company or its subsidiaries to which the Participant is not legally entitled;

(ii)	Participant's conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud or dishonesty;

(iii)
Any willful action or omission by a Participant which would constitute grounds for immediate dismissal under the employment policies of the Company by which Participant is employed, including intoxication with alcohol or illegal drugs while on the premises of the Company, or violation of sexual harassment laws or the internal sexual harassment policy of the Company by which Participant is employed;

(iv)	Participant's habitual neglect of duties, including repeated absences from work without reasonable excuse; or

(v)
Participant's willful and intentional material misconduct in the performance of his or her duties that results in financial detriment to the Company; provided, however, that for purposes of clauses (iii), (iv), and (v), "Cause" shall not include any one or more of the following: bad judgment, negligence, or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign from his or her affiliation with the Company in lieu of being terminated for Cause may be deemed, in the sole discretion of the Committee, to have been terminated for Cause for purposes of this Plan.

"Change in Control" means the first to occur of the following events:

(i)
the purchase or other acquisition by any person, entity, or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan or related trust of the Company or its subsidiaries), of beneficial ownership, within the meaning of Rule 13d‑3 promulgated under the 1934 Act, of twenty percent (20%) or more of the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors in any transaction or series of transactions;

(ii)
when individuals who, as of the date hereof, constituting the Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved in advance by a vote of at least a majority of the directors then comprising the Incumbent Board, excluding members of its Incumbent Board who are no longer serving as directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a‑11 of Regulation 14A promulgated under the 1934 Act, or an individual approved by the Incumbent Board as the result of an agreement intended to avoid or settle an actual or threatened contest), shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board;

(iii)
consummation of a reorganization, merger, or consolidation, in each case following such reorganization, merger, or consolidation: (a) persons who were the stockholders of the Company immediately prior to such reorganization, merger, or consolidation immediately thereafter own fifty percent (50%) or less of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated corporation's then-outstanding voting securities, or (b) less than a majority of members of the board or other governing body of such reorganized, merged, or consolidated corporation were members of the Incumbent Board at the time of the execution of the initial agreement or the approval of the transaction by the Board; or

(iv)
approval by stockholders of a liquidation or dissolution of the Company (and the Company shall commence such liquidation or dissolution), or consummation of the sale of all or substantially all of the assets of the Company (in one transaction or a series of transactions).

Notwithstanding the occurrence of any of the foregoing events, (x) a Change in Control shall not occur with respect to a Holder if, in advance of such event and to the extent permitted pursuant to Section 18.2, the Holder agrees in writing that such event shall not constitute a Change in Control, and (y) to the extent that any payment under the Plan is subject to Code Section 409A and an applicable payment event is a Change in Control, or an allowable payment "toggle" right is contingent upon a Change in Control having occurred, in addition to satisfying the above definition of Change in Control, such Change in Control must also constitute a change in control event under Code Section 409A.
"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.
"Committee" means (i) the Board, or (ii) one or more other committees of the Board to whom the Board has delegated all or part of its authority under this Plan. Initially, the Committee shall be the Board without any delegation of the Board's authority under this Plan as contemplated by clause (ii) above.
"Company" means Jack Henry & Associates, Inc., a Delaware corporation, and any successor thereto.
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.
"Covered Employee" means an Employee that meets the definition of "covered employee" under Section 162(m)(3) of the Code.
"Date of Grant" or "Grant Date" means, with respect to any Award, the date as of which such Award is granted under the Plan, which date shall be the later of (i) the date on which the Committee resolved to grant the Award, or (ii) the first day of the Service Provider's service to the Company or an Affiliate.
"Deferred Shares" means Shares that are awarded to a Participant on a deferred basis pursuant to Section 9.4.
"Director" means a director serving on the Board.
"Disabled" or "Disability" means a mental or physical illness that entitles the Participant to receive benefits under a long-term disability plan of the Company, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an Employee of the Company, a mental or physical illness that renders the Participant totally and permanently incapable of performing the Participant's duties for the Company. With respect to an Award that is or becomes subject to Section 409A of the Code and for which the Participant's disability is an applicable payment event, the Participant shall not be determined to be Disabled unless the Participant is "disabled" as defined in Code Section 409A(a)(2)(C). Notwithstanding the foregoing, a determination that a Participant is disabled shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disabled or Disability for purposes of this Plan shall be made by a physician satisfactory to the Board and shall not be construed to be an admission of disability for any other purpose. Notwithstanding the above, with respect to an Incentive Stock Option and the period of time following a separation from service in which a Holder may exercise such Incentive Stock Option, "disabled" shall have the same meaning as defined in Code Section 22(e)(3).
"Dividend Equivalents" has the meaning ascribed in Section 4.6.
"Effective Date" means November 10, 2015, the date this Plan is approved by the Company's stockholders.
"Eligible Employees" means all Employees (including officers and directors who are also Employees) of the Company or an Affiliate upon whose judgment, initiative, and efforts the Company depends, or will depend, for the successful conduct of the Company's business.
"Employee" means a common law employee of the Company or an Affiliate.
"Executive Officer" means (i) the Chief Executive Officer, Chief Financial Officer, or president of the Company, any vice president of the Company, including any vice president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions for the Company, (ii) any Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy-making functions for the Company, and (iii) any Person designated or identified by the Board as being an Executive Officer for purposes of the 1933 Act or the 1934 Act, including any Person designated or identified by the Board as being a Section 16 Person.

"Fair Market Value" means, as of any date, the value of the Stock determined in good faith by the Committee in its sole discretion. Such determination shall be conclusive and binding on all persons. For this purpose, the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such Stock from time to time and may rely on such independent advice with respect to such fair market value determination as the Committee shall deem appropriate. To the extent that the Stock is readily tradable on an established securities market, the fair market value of the stock may be determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions in such stock as reported by such market. To the extent that the Stock is not readily tradable on an established market, the fair market value of the stock as of a valuation date means a value determined by the reasonable application of a reasonable valuation method. The determination whether a valuation method is reasonable, or whether an application of a valuation method is reasonable, is made based on the facts and circumstances as of the valuation date.
"Holder" means a Participant, Beneficiary, or Permitted Transferee who is in possession of an Award Agreement representing an Award that (i) in the case of a Participant, has been granted to such individual, (ii) in the case of a Beneficiary, has been transferred to such person under the laws of descent and distribution, or (iii) in the case of a Permitted Transferee, has been transferred to such person as permitted by the Committee, and, with respect to all of the above clauses (i), (ii), and (iii), such Award Agreement has not expired, been canceled, or been terminated.
"Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.
"Nonqualified Stock Option" means any Option to purchase Stock that is not an Incentive Stock Option.
"Option" means a right to purchase Stock at a stated price for a specified period of time. Such definition includes both Nonqualified Stock Options and Incentive Stock Options.
"Option Agreement" or "Option Award Agreement" means a written or electronic agreement or instrument between the Company and a Holder evidencing an Option.
"Optionee" shall have the meaning as set forth in Section 6.2. For the avoidance of any doubt, in situations where the Option has been transferred to a Permitted Transferee or passed to a Beneficiary in accordance with the laws of descent and distribution, the Optionee will not be the same person as the Holder of the Option.
"Option Exercise Price" means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.2(b).
"Other Stock-Based Award" means any award of Shares or payment of cash that is valued in whole or in part by reference to, or is otherwise based on, Shares, other property, or achievement of performance metrics or measures.
"Participant" means a Service Provider of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.
"Performance Award" means any Award that will be issued or granted, or become vested or payable, as the case may be, upon the achievement of certain performance goals (as described in Section 10) to a Participant pursuant to Section 10.
"Performance Period" means the period of time as specified by the Committee during which any performance goals are to be measured.
"Performance Shares" means an Award made pursuant to Section 9 which entitles a Holder to receive Shares, their cash equivalent, or a combination thereof based on the achievement of performance targets during a Performance Period.
"Performance Units" means an Award made pursuant to Section 9 which entitles a Holder to receive cash, Stock, or a combination thereof based on the achievement of performance goals during a Performance Period.
"Permitted Transferee" has the meaning ascribed in Section 12.3.
"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) hereof.
"Plan" means the Jack Henry & Associates, Inc. 2015 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

"Restricted Stock" means Stock granted under Section 8 that is subject to those restrictions set forth therein and the Award Agreement.
"Restricted Stock Unit" means an Award granted under Section 8 evidencing the Holder's right to receive a Share (or, at the Committee's discretion, a cash payment equal to the Fair Market Value of a Share) at some future date and that is subject those restrictions set forth therein and the Award Agreement.
"Rule 16b‑3" means Rule 16b‑3 promulgated under the 1934 Act.
"SAR" or "Stock Appreciation Right" means an Award, granted either alone or in connection with an Option, that is designated as an SAR pursuant to Section 7.
"SAR Holder" shall have the meaning as set forth in Section 7.2.
"Section 16 Person" means a Person who is subject to obligations under Section 16 of the 1934 Act with respect to transactions involving equity securities of the Company.
"Service Provider" means an Eligible Employee or nonemployee Director of the Company and its Affiliates. Solely for purposes of Substitute Awards, the term Service Provider includes any current or former Employee or nonemployee Director of an Acquired Entity (as defined in the definition of Substitute Awards) who holds Acquired Entity Awards (as defined in the definition of Substitute Awards) immediately prior to the Acquisition Date (as defined in the definition of Substitute Awards).
"Share" means a share of Stock.
"Stock" means authorized and issued or unissued common stock of the Company, at such par value as may be established from time to time.
"Subsidiary" means (i) in the case of an Incentive Stock Option a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, and (ii) in the case of any other type of Award, in addition to a subsidiary corporation as defined in clause (i), any corporation or other entity in an unbroken chain of corporations or entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other ownership interests in one of the other corporations or entities in the chain.
"Substitute Award" means an Award granted under the Plan in substitution for stock or stock-based awards ("Acquired Entity Awards") held by current and former employees or former nonemployee directors of another corporation or entity who become Service Providers as the result of a merger or consolidation of the employing corporation or other entity (the "Acquired Entity") with the Company, a Subsidiary, or an Affiliate, or the acquisition by the Company, a Subsidiary, or an Affiliate, of property or stock of, or other ownership interest in, the Acquired Entity immediately prior to such merger, consolidation, or acquisition ("Acquisition Date") as agreed to by the parties to such corporate transaction and as may be set forth in the definitive purchase agreement. The limitations of Section 4.1 and Section 10.6 on the number of Shares reserved or available for grants, and the limitations under Sections 6.2 and 7.1 with respect to the Option Exercise Prices and SAR exercise prices, shall not apply to Substitute Awards. Any issuance of a Substitute Award which relates to an Option or an SAR shall be completed in conformity with the rules under Code Section 409A relating to the substitutions and assumptions of stock rights by reason of a corporate transaction.
"Vested Option" means any Option, or portion thereof, which is exercisable by the Holder. Vested Options remain exercisable only for that period of time as provided for under this Plan and any applicable Option Award Agreement. Once a Vested Option is no longer exercisable after otherwise having been exercisable, the Option shall become null and void.

2.2
General Interpretive Principles. (i) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires; (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Plan and not to any particular provision of this Plan, and references to Sections are references to the Sections of this Plan unless otherwise specified; (iii) the word "including" and words of similar import when used in this Plan shall mean "including, without limitation," unless otherwise specified; and (iv) any reference to any U.S. federal, state, or local act, statute, or law shall be deemed to also refer to all amendments or successor provisions thereto, as well as all rules and regulations promulgated under such act, statute, or law, unless the context otherwise requires.

SECTION 3
PLAN ADMINISTRATION

3.1
Composition of Committee. The Plan shall be administered by the Committee. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b‑3, the Committee will consist of two (2) or more directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b‑3. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the Committee shall consist of two (2) or more directors of the Company, all of whom shall qualify as "outside directors" within the meaning of Code Section 162(m).

3.2
Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a)	select the Service Providers to whom Awards may from time to time be granted hereunder;

(b)	determine the type or types of Awards to be granted to eligible Service Providers;

(c)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d)	determine the terms and conditions of any Award;

(e)	determine whether, and to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property;

(f)
determine, as to all or part of any Award as to any Participant, at the time the Award is granted or thereafter, that the exercisability, vesting, payment, or settlement of an Award shall be accelerated upon a Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstance determined by the Committee, to determine that Awards shall continue to become exercisable, vested, settled, or paid in full or in installments after termination of employment, to extend the period for exercise of Options or SARs following termination of employment (but not beyond ten (10) years from the Grant Date of the Option or SAR) or to provide that any Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award, Performance Share Award, or Other Stock-Based Award shall in whole or in part not be forfeited upon Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstance determined by the Committee, provided the Committee shall consider potential tax consequences in making any such determinations or taking any such actions;

(g)
determine whether, to what extent, and under what circumstances an Award may be vested, paid, settled, canceled, forfeited, or surrendered, or, in connection with a Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstances determined by the Committee, whether and to what extent any terms of, or restrictions on, an Award may be waived or accelerated (including the acceleration of the exercisability of, or waiver of all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time) or, to extend the period subsequent to the termination of employment within which an Award may be exercised;

(h)
taking into account the desirability of satisfying the performance-based compensation exception under Code Section 162(m), if a Participant is promoted, demoted, or transferred to a different business unit of the Company during a Performance Period, make adjustments to any performance goals, the applicable Performance Period, or eliminate or cancel the Award, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate in order to make the outstanding Award appropriate and comparable to the initial Award;

(i)
determine whether, and to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(j)	correct any defect, supply an omission, reconcile any inconsistency, and otherwise interpret and administer the Plan and any instrument or Award Agreement relating to the Plan or any Award hereunder;

(k)
grant Awards in replacement of Awards previously granted under this Plan or any other compensation plan of the Company, provided that any such replacement grant that would be considered a repricing shall be subject to stockholder approval;

(l)
cause the forfeiture of any Award or recover any Shares, cash, or other property attributable to an Award for violations of and in accordance with any Company ethics policy or pursuant to any Company compensation clawback policy, in each case, in effect on the Effective Date or as adopted or amended thereafter;

(m)
with the consent of the Holder, amend any Award Agreement at any time; provided that the consent of the Holder shall not be required for any amendment (i) that, in the Committee's determination, does not materially adversely affect the rights of the Holder, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n)
modify and amend the Plan, establish, amend, suspend, or waive such rules, regulations, and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(o)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.3
Committee Delegation. The Committee may delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to subdelegate, except that, pursuant to such delegation or subdelegation, only a member of the Board (or a committee thereof) may grant Awards from time to time to specified categories of Service Providers in amounts and on terms to be specified by the Board or the Committee; provided that no such grants shall be made other than by the Board or the Committee to individuals who are then Section 16 Persons or other than by the Committee to individuals who are then or are deemed likely to become a "covered employee" within the meaning of Code Section 162(m). A majority of the members of the Committee may determine its actions and fix the times and places of its meetings.

3.4
Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, adjustments, interpretations, and other decisions under or with respect to the Plan, any Award, or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Holder, and any stockholder. No member of the Committee shall be liable for any action, determination, or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as Directors, be fully protected by the Company with respect to any such action, determination, or interpretation.

SECTION 4
STOCK SUBJECT TO THE PLAN

4.1
Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares authorized for issuance under the Plan in accordance with the provisions of the Plan shall be Three (3) Million Shares subject to such restrictions or other provisions as the Committee may from time to time deem necessary (the "Maximum Share Limit"). Any Share required to satisfy Substitute Awards shall not count against the Maximum Share Limit. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Shares may be divided among the various Plan components as the Committee shall determine; provided, however, the maximum number of Shares that may be issued pursuant to Incentive Stock Options (other than Shares issued under an Incentive Stock Option which was a Substitute Award) shall be the Maximum Share Limit. Subject to Section 4.2 below, Shares that are subject to an underlying Award and Shares that are issued pursuant to the exercise of an Award shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. Notwithstanding the above, no nonemployee Director may be granted Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Bonus Shares, Performance Shares, or Performance Units (or any other Award which is denominated in Shares) with respect to a number of Shares in any one (1) calendar year which, when added to the Shares subject to any other Award denominated in Shares granted to such nonemployee Director in the same calendar year, shall exceed Fifteen Thousand (15,000) Shares; provided, however, for purposes of the foregoing limitation, any Deferred Shares shall count against the limit only during the calendar year in which such shares are initially deferred and not in the calendar year in which the Deferred Shares are ultimately issued.

4.2
Unused and Forfeited Stock. Any Shares that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Award that expires or is terminated for any reason, shall again be available for grant under the Plan. If an SAR is settled in Shares, only the number of Shares delivered in settlement of an SAR shall cease to be available for grant under the Plan, regardless of the number of Shares with respect to which the SAR was exercised. If any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award (including the withholding of Shares on the exercise of an Option that is settled in Shares) or the withholding or payment of taxes related thereto, such Shares shall again be available for grant under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised. and any Shares retained by the Company pursuant to Section 16.2 that were originally Incentive Stock Option Shares, must still be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 4.1 has been reached for purposes of Incentive Stock Option grants.

4.3
Adjustments in Authorized Shares. If, without the receipt of consideration therefor by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, spin‑off, extraordinary cash dividend, subdivision, consolidation, combination, reclassification, or recapitalization involving the Stock, or any similar corporate event or transaction, such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan then in relation to the Stock that is affected by one or more of the above events, (i) the numbers, rights, privileges, and kinds of Shares that may be issued under this Plan or under particular forms of Awards, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the Option Exercise Price or SAR exercise price applicable to outstanding Awards, shall be increased, decreased, or changed in like manner as if they had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

4.4    General Adjustment Rules.

(a)
If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued.

(b)
In the case of any such substitution or adjustment affecting an Option (including a Nonqualified Stock Option) or an SAR, such substitution or adjustment shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424‑1 and the applicable guidance relating to Code Section 409A.

4.5
Reservation of Rights. Except as provided in this Section 4, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to any Award (including the Option Exercise Price of Shares subject to an Option). The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

4.6
Dividend Equivalents. Subject to the provisions of the Plan and to the extent expressly provided in the applicable Award Agreement, the recipient of an Award other than an Option or SAR may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock, or other property in lieu of dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

4.7
Cancellation and Rescission of Awards; Clawback Policy. The Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised, unvested, unpaid, or deferred Award, cause the forfeiture of any Award, or recover any Shares, income, cash, or other property attributable to an Award, and any proceeds (including any income thereon) from the disposition of, such Shares, income, cash, or other property, at any time if the Holder is not or has not been in compliance with the Company ethics policy, any restrictive covenant with the Company or Affiliate, or any applicable term and condition of an Award. Any Awards granted under this Plan, any income earned with respect thereto, and any property, including Shares, received in connection with any exercise, settlement, payment or vesting of, or lapse of restriction on, the Awards, and any proceeds (and any income thereon) received from the disposition of any such property, shall be subject to any clawback, recoupment, or forfeiture provision included in any law, Award Agreement, Company policy, employment agreement, program document, term sheet, benefit plan or program, or Committee resolution, action, policy, or procedure in place on the Grant Date of the Award, provided, however, to the extent required by law (e.g., Dodd-Frank) or securities exchange listing standard, a Company clawback policy may apply retroactively.

SECTION 5
PARTICIPATION

5.1
Basis of Grant. Participants in the Plan shall be those Service Providers who have performed, are performing, or during the term of their incentive arrangement will perform, services for the Company or any Affiliate thereof.

5.2
Types of Grants; Limits. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee or its designee, and receipt of one such Award shall not result in the automatic receipt of any other Award. Written or electronic notice shall be given to such Participant, specifying the terms, conditions, right, and duties related to such Award. Under no circumstance shall Incentive Stock Options be granted to (i) nonemployee Directors, or (ii) any person not permitted to receive Incentive Stock Options under the Code.

5.3
Award Agreements. Each Participant shall enter into an Award Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying the applicable Award terms, conditions, rights, and duties. Unless otherwise explicitly stated in the Award Agreement, Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless explicitly provided in a particular Award Agreement that the terms of the Plan are to be superseded, in the event of any inconsistency between the provisions of the Plan and any such Award Agreement(s) entered into hereunder, the provisions of the Plan shall govern.

5.4
Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Award Agreement requiring the Participant to agree to refrain from certain actions. Such restrictive covenants, if contained in the Award Agreement, will be binding on the Participant.

SECTION 6
STOCK OPTIONS

6.1
Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same Participant at the same time or at different times. Incentive Stock Options and Nonqualified Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

6.2
Option Agreements. Each Option granted under the Plan shall be evidenced by an Option Award Agreement, which shall be entered into by the Company and the Participant to whom the Option is granted (the "Optionee"), and which shall contain, or be subject to, the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

(a)
Number of Shares. Each Option Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year exceeds One Hundred Thousand Dollars ($100,000) or, if different, the maximum limitation in effect at the time of grant under Section 422(d) of the Code, such Options in excess of such limit shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the One Hundred Thousand Dollar ($100,000) limitation, only such excess shall be treated as a Nonqualified Stock Option.

(b)
Price. Each Option Award Agreement shall state the Option Exercise Price at which each Share covered by an Option may be purchased. Such Option Exercise Price shall be determined in each case by the Committee, but in no event other than with respect to the issuance of a Substitute Award shall the Option Exercise Price for each Share covered by an Option be less than the Fair Market Value of the Stock on the Option's Grant Date, as determined by the Committee; provided, however, that the Option Exercise Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary corporation of the Company must be at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Incentive Stock Option on the Option's Grant Date.

(c)
Duration of Options. Each Option Award Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Holder (the "Option Period"). The Option Period must expire, in all cases, not more than ten (10) years from the Option's Grant Date; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company must expire not more than five (5) years from the Option's Grant Date. Each Option Award Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall become exercisable. If any Option or portion thereof is not exercised during its Option Period, such unexercised portion shall be deemed to have been forfeited and have no further force or effect.

(d)	Postservice Option Exercise Rules.

(i)
Each Option Agreement shall state the period of time, if any, determined by the Committee, within which the Vested Option may be exercised after an Optionee ceases to be a Service Provider and may provide for different periods of time depending upon whether such cessation as a Service Provider was on account of the Participant's death, Disability, voluntary resignation, retirement, cessation as a Director, or the Company having terminated such Optionee's employment with or without cause for any or no reason.

(ii)
In the case of a Participant that is an Employee, a termination of service shall not occur if the Participant is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months, or if longer, as long as the Participant's right to reemployment with the Company or an Affiliate is provided either by statute or by contract.

(iii)
In the case of a Participant that is both an Employee and a Director of the Company, the Participant's cessation as an Employee but continuation as a Director of the Company will not constitute a termination of service under the Plan. Unless an Option Agreement provides otherwise, a Participant's change in status from serving as an Employee and/or Director will not be considered a termination of the Participant serving as a Service Provider for purposes of any Option expiration period under the Plan.

(iv)
If, within the period of time specified in the Option Award Agreement following the Option Holder's termination of employment, an Option Holder is prohibited by law or a Company's insider trading policy from exercising any Nonqualified Stock Option, the period of time during which such Option may be exercised will automatically be extended until the thirtieth (30th) day following the date the prohibition is lifted. Notwithstanding the immediately preceding sentence, in no event shall the Option exercise period be extended beyond the tenth (10th) anniversary of the Option's Grant Date.

(e)
Transferability. Except to the extent permitted by the Committee pursuant to Section 12.3, Options shall not be transferable by the Optionee except by will or pursuant to the laws of descent and distribution. Each Vested Option shall be exercisable during the Optionee's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. Shares issuable pursuant to any Option shall be delivered only to or for the account of the Optionee, or in the event of Disability or incapacity, to his or her guardian or legal representative.

(f)	Exercise, Payments, etc.

(i)
Unless otherwise provided in the Option Award Agreement, each Vested Option may be exercised by delivery to the Chief Financial Officer of the Company, or his or her designee(s), a written or electronic notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Exercise Price. Such notice shall be in a form satisfactory to the Company and shall specify the particular Vested Option that is being exercised and the number of Shares with respect to which the Vested Option is being exercised. The exercise of the Vested Option shall be deemed effective upon receipt of such notice by the Chief Financial Officer of the Company, or his or her designee(s), and payment to the

Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in clause (ii) below.

(ii)	The Option Exercise Price may be paid by cash or certified bank check and, in the Committee's sole discretion by any of the following additional methods:

A.
By delivery to the Company of Shares then owned by the Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Vested Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the Stock used as payment for the Option Exercise Price;

In lieu of actually surrendering to the Company the Shares then owned by the Holder, the Committee may, in its discretion permit the Holder to submit to the Company a statement affirming ownership by the Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Holder as payment of the exercise price;

B.
For any Holder other than an Executive Officer or except as otherwise prohibited by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board;

C.
For any Nonqualified Stock Option, by a "net exercise" arrangement pursuant to which the Company will not require a payment of the Option Exercise Price but will reduce the number of shares of common stock issued upon the exercise by the largest number of whole shares that has a fair market value on the date of exercise that does not exceed the aggregate Option Exercise Price. With respect to any remaining balance of the aggregate option price, the Company will accept a cash payment from the Holder; or

D.	Any combination of the methods of consideration payment provided in this clause (ii).

(g)	Date of Grant. Unless otherwise specified in the Option Award Agreement, an option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(h)	Withholding.

(A)
Nonqualified Stock Options. Upon any exercise of a Nonqualified Stock Option, the Optionee shall make appropriate arrangements with the Company to provide for the minimum amount of additional withholding required by applicable federal and state income tax and payroll laws, including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 16 hereof.

(B)
Incentive Stock Options. In the event that an Optionee makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the latter of (i) the expiration of two (2)years from the date on which the Incentive Stock Option was granted, or (ii) the expiration of one (1) year from the date on which the Option was exercised, the Participant shall send written or electronic notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Optionee shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws.

(i)
Adjustment of Options. Subject to the limitations set forth below and those contained in Sections 6 and 15, the Committee may make any adjustment in the Option Exercise Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or regrant may result in terms and conditions (including Option Exercise Price, number of Shares covered, vesting schedule, or exercise period) that differ from the terms and conditions of the original Option; provided, however, except as permitted under Section 11, the Committee may not, without stockholder approval (i) amend an Option to reduce its Option Exercise Price, (ii) cancel an Option and regrant an Option with an Option Exercise Price lower than the original Option Exercise Price of the cancelled Option, (iii) cancel an option in exchange for cash or another Award, or (iv) take any other action (whether in the form of an amendment, cancellation, or replacement grant) that has the effect of "repricing" an Option, as defined under the rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded if such Exchange's or quotation system's rules define what constitutes a repricing. Other than with respect to a modification that a reasonable person would not find to be a material adverse change in an Optionee's rights under an Option, the Committee also may not adversely affect the rights of any Optionee to previously granted Options without the consent of such Optionee. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension, or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code Section 409A.

(j)
Modification, Extension, and Assumption of Options. Within the limitations of the Plan and Code Section 409A, the Committee may modify, extend, or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options or a different type of award for the same or a different number of Shares and at the same or a different Option Exercise Price (if applicable). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

(k)
Minimum Vesting/Exercisability. The exercise conditions for Options may be based on the achievement of specific performance goals, may be time based following the achievement of specific performance goals, may be based on the occurrence of a specified event, and/or may be imposed under applicable securities laws; provided that, except with respect to any Option granted to a nonemployee Director, any time-based exercise conditions (other than time-based exercise conditions following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the first (1st) anniversary of the Grant Date, except as may otherwise be provided in an Award Agreement for accelerated exercisability in the event of death, disability, retirement, Change in Control, a termination of employment following a Change in Control, or other special circumstances determined by the Committee.

6.3
Stockholder Privileges. No Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Holder becomes the holder of record of such Stock, except as provided in Section 4.

SECTION 7
STOCK APPRECIATION RIGHTS

7.1
Grant of SARs. Subject to the terms and conditions of this Plan, an SAR may be granted to a Participant at any time and from time to time as shall be determined by the Committee in its sole discretion.

(a)	Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitations imposed in this Plan and by applicable law.

(b)
Exercise Price and Other Terms. Except with respect to SARs issued in connection with a Substitute Award, all SARs shall be granted with an exercise price no less than the Fair Market Value of the underlying Shares on the SARs' Date of Grant. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan.

(c)
Duration of SARs. Each SAR Award Agreement shall state the period of time, determined by the Committee, within which the SARs may be exercised by the Holder (the “SAR Period”). The SAR Period must expire, in all cases, not more than ten (10) years from the SAR Grant Date.

(d)
Minimum Vesting/Exercisability. The exercise conditions for SARs may be based on the achievement of specific performance goals, may be time based following the achievement of specific performance goals, may be based on the occurrence of a specified event, and/or may be imposed under applicable securities laws; provided that, except with respect to any SAR granted to a nonemployee Director, any time-based exercise conditions (other than time-based exercise conditions following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the first (1st) anniversary of the Grant Date, except as may otherwise be provided in an Award Agreement for accelerated exercisability in the event of death, disability, retirement, Change in Control, a termination of employment following a Change in Control, or other special circumstances determined by the Committee.

7.2
SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written or electronic SAR Award Agreement which shall be entered into by the Company and the Participant to whom the SAR is granted (the "SAR Holder"), and which shall specify the exercise price per share, the terms of the SAR, the conditions of exercise, and such other terms and conditions as the Committee in its sole discretion shall determine.

7.3	Exercise of SARs. SARs shall be exercisable on such terms and conditions as the Committee in its sole discretion shall determine.

7.4
Expiration of SARs. Each SAR Award Agreement shall expire on the earlier of (i) the tenth (10th) anniversary of the SAR's Date of Grant, or (ii) after the period of time, if any, determined by the Committee, within which the SAR may be exercised after an SAR Holder ceases to be a Service Provider. The SAR Award Agreement may provide for different periods of time following an SAR Holder's cessation as a Service Provider during which the SAR may be exercised depending upon whether such cessation as a Service Provider was on account of the Participant's death, Disability, voluntary resignation, cessation as a Director, or the Company having terminated such SAR Holder's employment with or without Cause.

7.5
Adjustment of SARs. Subject to the limitations set forth below and those contained in Sections 7 and 15, the Committee may make any adjustment in the SAR exercise price, the number of Shares subject to, or the terms of, an outstanding SAR and a subsequent granting of an SAR by amendment or by substitution of an outstanding SAR. Such amendment, substitution, or regrant may result in terms and conditions (including SAR exercise price, number of Shares covered, vesting schedule, or exercise period) that differ from the terms and conditions of the original SAR; provided, however, except as permitted under Section 11, the Committee may not, without stockholder approval (i) amend an SAR to reduce its exercise price, (ii) cancel an SAR and regrant an SAR with an exercise price lower than the original SAR exercise price of the cancelled SAR, (iii) cancel an SAR in exchange for cash or another Award, or (iv) take any other action (whether in the form of an amendment, cancellation, or replacement grant) that has the effect of "repricing" an SAR, as defined under applicable NASDAQ rules or the rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded. The Committee also may not adversely affect the rights of any SAR Holder to previously granted SARs without the consent of such SAR Holder. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension, or renewal of an SAR shall be effected such that the SAR is either exempt from, or is compliant with, Code section 409A.

7.6
Payment of SAR Amount. Upon exercise of an SAR relating to one or more Shares, a Holder shall be entitled to receive payment from the Company in an amount equal to the aggregate positive difference between the Fair Market Value of the Share(s) for which an SAR exercise is being made over the aggregate exercise price of such SARs. At the Committee's discretion, the payment upon an SAR exercise may be in whole Shares of equivalent value, cash, or a combination of whole Shares and cash. Fractional Shares shall be rounded to the nearest whole Share.

SECTION 8
AWARDS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1
Restricted Stock Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Service Provider in such amounts as the Committee shall determine.

8.2
Restricted Stock Unit Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee may grant a Service Provider Restricted Stock Units in connection with or separate from a grant of Restricted Stock. Upon the vesting of Restricted Stock Units, the Holder shall be entitled to receive the full value of the Restricted Stock Units payable in Shares or, if determined by the Committee, cash.

8.3
Restrictions. A Holder's right to retain Shares of Restricted Stock or be paid with respect to Restricted Stock Units shall be subject to such restrictions, including his or her continued performance as a Service Provider for a restricted period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award; provided that, except with respect to any Award granted to a nonemployee Director, any time-

based restrictions (other than time-based restrictions following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the first (1st) anniversary of the Grant Date, except as may otherwise be provided in an Award Agreement for accelerated vesting in the event of death, disability, retirement, Change in Control, a termination of employment following a Change in Control, or other special circumstances determined by the Committee. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Holders, (ii) different Restricted Stock or Restricted Stock Unit Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award. Any grant of Restricted Stock or Restricted Stock Units shall contain terms such that the Award is either exempt from Code Section 409A or complies with such Section.

8.4
Privileges of a Stockholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall have all voting, dividend, liquidation, and other rights with respect to Shares of Restricted Stock; provided, however, that any dividends paid on Shares of Restricted Stock prior to such Shares becoming vested shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying Shares of Restricted Stock. Any voting, dividend, liquidation, or other rights shall accrue to the benefit of a Holder only with respect to Shares of Restricted Stock held by, or for the benefit of, the Holder on the record date of any such dividend or voting date. A Participant's right to sell, encumber or otherwise transfer such Restricted Stock shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 12.2 hereof. The Committee may determine that a Holder of Restricted Stock Units is entitled to receive Dividend Equivalents on such units. If the Committee determines that Restricted Stock Units shall receive Dividend Equivalents, such feature will be specified in the applicable Award Agreement. Restricted Stock Units shall not have any voting rights.

8.5	Enforcement of Restrictions. The Committee may in its sole discretion require one (1) or more of the following methods of enforcing the restrictions referred to in Sections 8.3 and 8.4:

(a)	placing a legend on the stock certificates, or the Restricted Stock Unit Award Agreement, as applicable, referring to restrictions;

(b)	requiring the Holder to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect;

(c)
requiring that the stock certificates, duly endorsed, be held in the custody of a third-party nominee selected by the Company who will hold such Shares of Restricted Stock on behalf of the Holder while the restrictions remain in effect; or

(d)
inserting a provision into the Restricted Stock Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.

8.6
Termination of Service. Unless otherwise provided in an Award Agreement or otherwise provided for in an employment agreement (in which case such provisions will apply), in the event a Participant ceases to be a Service Provider for any reason before a Restricted Stock Award or Restricted Stock Unit Award has fully vested, any unvested portion of such Award shall be immediately forfeited upon such cessation of service. An Award Agreement may provide for the automatic vesting of any or all shares of Restricted Stock or Restricted Stock Units in connection with a Service Provider's separation from service due to one or more reasons, including, death, disability, retirement, Change in Control, a termination of employment following a Change in Control, or other special circumstances determined by the Committee.

SECTION 9
PERFORMANCE SHARES, PERFORMANCE UNITS, BONUS SHARES, OTHER STOCK-BASED AWARDS, AND DEFERRED SHARES

9.1	Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.

9.2
Terms of Performance Shares or Performance Units. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Period. Each grant of a Performance Share or Performance Unit Award shall be subject to additional terms and conditions not inconsistent with the provisions of the Plan. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock, or some combination.

9.3
Bonus Shares. The Committee is authorized, subject to limitations under applicable law, to make such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (i) Shares awarded purely as a "bonus" and not subject to any restrictions or conditions ("Bonus Shares"), or (ii) any award of Shares or payment of cash that is valued in whole or in part by reference to, or are otherwise based on, Shares, other property, or achievement of performance metrics or measures ("Other Stock-Based Awards"). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the grant of Bonus Shares or Other Stock-Based Awards, subject to such minimum consideration as may be required by applicable law.

9.4
Deferred Shares. Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Participant in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Committee may grant to any Participant, or permit any Participant to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Participant may be eligible to receive from the Company or a Subsidiary. In no event shall any Deferred Shares relate to the exercise of an Option. Any Award Agreement or other Company-sponsored deferred compensation plan relating to the grant of Deferred Shares shall separately contain the requisite terms and conditions such that the Deferred Shares Award complies with Code Section 409A; provided, however, in all cases except as may otherwise be expressly provided for under the other plan, any Shares issued upon the settlement and payment of any Deferred Shares shall be under and pursuant to this Plan. Unless otherwise expressly specified in another plan or agreement, any credited right to receive a Share under a Company-sponsored nonqualified deferred compensation plan or agreement, whether credited due to an election to defer compensation or due to the conversion of Dividend Equivalents into additional Shares, shall be a Deferred Share under this Plan and issuable under the terms and conditions set forth herein.

SECTION 10
PERFORMANCE AWARDS; SECTION 162(m) PROVISIONS

10.1
Terms of Performance Awards. Except as provided in Section 11, Performance Awards will be issued or granted, or become vested or payable, only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period and the amount of the Award to be distributed upon satisfaction of those performance goals shall be conclusively determined by the Committee. When the Committee determines whether a performance goal has been satisfied for any Performance Period, the Committee, where the Committee deems appropriate, may make such determination using calculations which alternatively include and exclude one, or more than one, "extraordinary items" as determined under U.S. generally accepted accounting principles, and the Committee may determine whether a performance goal has been satisfied for any Performance Period, taking into account the alternative which the Committee deems appropriate under the circumstances. The Committee also may take into account any other unusual or nonrecurring items, including the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or nonrecurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including any factors that could result in the Company's paying nondeductible compensation to an Employee or nonemployee Director).

10.2
Performance Goals. If an Award is subject to this Section 10, then the lapsing of restrictions thereon, or the vesting thereof, and the distribution of cash, Shares, or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following metrics, and which may be established on an absolute or relative basis for the Company as a whole or any of its subsidiaries, operating divisions, or other operating units:

(a)
Earnings (either in the aggregate or on a per-Share basis) including earnings per share, earnings before interest, earnings before interest and taxes, earnings before interest, taxes, and depreciation, or earnings before interest, taxes, depreciation, and amortization and in the case of any of the foregoing, such goal may be adjusted to further exclude items in order to measure achievement of specific performance goals, including any one or more of the following: stock-based compensation expense; income or losses from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation, and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments or the sale of assets; extraordinary gains or losses; the cumulative effect of accounting changes; acquisitions or divestitures; foreign exchange impacts; any unusual, nonrecurring gain or loss; sales and use tax settlement; and gain on nonmonetary transactions;

(b)	Operating profit (either in the aggregate or on a per-Share basis);

(c)	Operating income (either in the aggregate or on a per-Share basis);

(d)	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per- Share basis);

(e)	Net income or loss (either in the aggregate or on a per-Share basis);

(f)	Cash flow provided by operations (either in the aggregate or on a per-Share basis);

(g)
Cash flow returns, including cash flow returns on invested capital (cash flow from operating activities minus capital expenditures, the difference of which is divided by the difference between total assets and non-interest-bearing current liabilities);

(h)	Ratio of debt to debt plus equity;

(i)	Net borrowing;

(j)	Credit quality or debt ratings;

(k)	Inventory levels, inventory turn or shrinkage;

(l)	Revenues;

(m)	Free cash flow (either in the aggregate or on a per-Share basis);

(n)	Reductions in expense levels or expense management, determined either on a Company-wide basis or with respect to any one or more business units;

(o)	Operating and maintenance cost management and Employee productivity;

(p)	Gross margin;

(q)	Return measures (including return on assets, investment, invested capital equity, or sales);

(r)	Market share;

(s)	Total stockholder return;

(t)	Working capital;

(u)	Productivity increases;

(v)
Share price (including attainment of a specified per-Share price during the Incentive Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(w)	Book value per-Share;

(x)	Growth or rate of growth of any of the above Business Criteria;

(y)
Achievement of business criteria or operational goals, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, business development, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, customer satisfaction, and goals relating to acquisitions or divestitures; and/or

(z)
Accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions; provided that applicable incentive goals may be applied on a pre-tax or post-tax basis; and provided further that the Committee may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions, or divestitures, foreign exchange impacts and any unusual, infrequently occurring, or nonrecurring gain or loss. As established by the Committee, the incentive goals may include, without limitation, GAAP and non-GAAP financial measures.

10.3
Adjustments. Notwithstanding any provision of the Plan other than Section 4.3 or Section 11, with respect to any Award that is subject to this Section 10, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the Participant's death, disability, Change in Control, or other special circumstance determined by the Committee in which the Committee determines such adjustment will not negatively affect the Company's ability to deduct any compensation under Code Section 162(m) or the Committee determines that such compensation is to no longer qualify for any performance-based compensation exception under Code Section 162(m).

10.4
Other Restrictions. If applicable because the Company is subject to Code Section 162(m)'s limitations on deductible compensation, the Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Code Section 162(m)(4)(B).

10.5
Section 162(m) Limitations. Notwithstanding any other provision of this Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10 is applicable to such Award.

10.6
Maximum Annual Award. The maximum number of Shares with respect to which an Award or Awards (including any Options, SARs, Restricted Stock, Restricted Stock Units, Bonus Shares, Performance Shares, or Performance Units (or any other Award which is denominated in Shares)) may be granted to any Participant in any one (1) calendar year of the Company (the "Maximum Annual Participant Award") shall not exceed Two Hundred Thousand (200,000) Shares (subject to adjustment pursuant to Sections 4.3 and 4.4).

SECTION 11
CORPORATE TRANSACTIONS

11.1
Participant's Award Agreement. Except as may be specifically provided in a Participant's Award Agreement, in the event that the Company is a party to a corporate transaction (including a Change of Control) involving a merger or consolidation, or in the event of a sale of all or substantially all of the Company's stock or assets, all Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board in its capacity as administrator of the Plan, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or all portions of an Award) in an identical manner. The treatment specified in the transaction agreement may include (without limitation) one or more of the following with respect to each outstanding Award:

(a)	Continuation of the Award by the Company (if the Company is the surviving corporation).

(b)	Assumption of the Award by the surviving corporation or its parent and if such assumption occurs with respect to an Option, such assumption must be in a manner that complies with Code Section 424(a).

(c)
Substitution by the surviving corporation or its parent of an Award for a new award and if such substitution occurs with respect to an Option, such substitution occurs in a manner that complies with Code Section 424(a).

(d)
Cancellation of the Award and a payment to the Participant with respect to each Share subject to the portion of the Award that is vested as of the transaction date equal to the underlying Fair Market Value of the Share underlying the Award or, in the case of an Option or SAR, an amount equal to the excess of (i) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of the transaction, over (ii) the per-Share Option Exercise Price or SAR exercise price (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to such Fair Market Value or Spread, respectively. In addition, any escrow, holdback, earnout, or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Stock. If the Fair Market Value or Spread applicable to an Award is zero (0) or a negative number, then the Award may be cancelled without making a payment to the Participant.

(e)
With respect to an outstanding Option or SAR, cancellation of the Award without the payment of any consideration; provided that the Participant shall be notified of such treatment and given an opportunity to exercise the Award to the extent the Option or SAR is vested or becomes vested as of the effective date of the transaction during a period of not less than five (5) business days preceding the effective date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction, and (ii) such shorter period still offers the Participant a reasonable opportunity to exercise the Award. Any exercise of the Option or SAR during such period may be contingent upon the closing of the transaction.

(f)
With respect to an outstanding Option or SAR, suspension of the Participant's right to exercise the Award during a limited period of time preceding the closing of the transaction, if such suspension is administratively necessary to permit the closing of the transaction.

(g)
Termination of any right the Participant has to exercise an Option or SAR before vesting in the Shares subject to the Award (i.e., “early exercise”), such that following the closing of the transaction the Award may only be exercised to the extent it is vested.

11.2
Board Discretion. For the avoidance of doubt, the Board has discretion to accelerate, in whole or part, the vesting and exercisability of an Award in connection with a corporate transaction covered by this Section 11. Any such determinations by the Board under this Section 11 may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.

SECTION 12
RIGHTS OF EMPLOYEES; PARTICIPANTS

12.1
Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant's services as a Service Provider shall be determined by the Committee at the time.

12.2
Nontransferability. Except as provided in Section 12.3, no right or interest of any Holder in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, or bankruptcy. In the event of a Participant's death, a Holder's rights and interests in all Awards shall, to the extent not otherwise prohibited hereunder, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options or SARs may be made by, the Holder's legal representatives, heirs, or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. "Transfers" shall not be deemed to include transfers to the Company or "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Committee.

12.3
Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred without consideration other than nominal consideration to, exercised by, and paid to certain persons or entities related to a Participant, including members of the Participant's immediate family or trusts whose beneficiaries or beneficial owners are members of the Participant's immediate family (a "Permitted Transferee"). In the case of initial Awards, at the request of the Participant, the Committee may permit the naming of the related person or trust as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Stock Options shall only be transferable to the extent permitted in Section 422 of the Code, or such successor provision thereto, and the treasury regulations thereunder.

SECTION 13
GENERAL RESTRICTIONS

13.1
Investment Representations. The Company may require any person to whom an Award is granted, as a condition to receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effect as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

13.2	Compliance with Securities Laws.

(a)
Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration, or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, or qualification.

(b)
Each Holder who is a Director or an Executive Officer is restricted from taking any action with respect to any Award if such action would result in (i) a violation of Section 306 of the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder, whether or not such law and regulations are applicable to the Company, or (ii) any policies adopted by the Company restricting transactions in the Stock.

SECTION 14
OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant, payment, or vesting of any other Award shall not constitute "earnings" with respect to which any other benefits of such Participant are determined, including benefits under (a) any pension, profit sharing, life insurance, or salary continuation plan, or other employee benefit plan of the Company, or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.
SECTION 15
PLAN AMENDMENT, MODIFICATION, AND TERMINATION

15.1
Amendment, Modification, and Termination. The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Shares are listed, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

15.2
Adjustment Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

15.3
Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to a Holder's employment being terminated for Cause and Section 15.2), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder of such Award.

SECTION 16
WITHHOLDING

16.1
Withholding Requirement. The Company's obligations to deliver Shares upon the exercise of an SAR, or upon the vesting, settlement, or issuance of any other Award, shall be subject to the Participant's satisfaction of all applicable federal, state, and local income and other tax (including Social Security and Medicare taxes) withholding requirements.

16.2
Satisfaction of Withholding Requirement. The Committee may, in its sole discretion, provide that when taxes are to be withheld in connection with the exercise, vesting, settlement, or issuance of an Award, the Holder may elect to make payment for the withholding taxes, by one or a combination of the following methods:

(a)	payment of an amount in cash equal to the amount to be withheld;

(b)	payment by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value in an amount equal to the amount to be withheld;

(c)	requesting that the Company withhold from the Shares otherwise issuable to the Holder Shares having a value equal to their then Fair Market Value and equal to the amount to be withheld; and

(d)	withholding from any other compensation otherwise due to the Holder.

16.3
Withholding with Stock. To the extent the Committee permits withholding through either the payment of previously acquired Shares or withholding from the Shares otherwise issuable to the Holder, any such withholding shall be in accordance with any rules or established procedures for election by Participants or Holders including any rules or restrictions relating to the period of time any previously acquired Shares have been held or owned, the timing of any elections, the irrevocability of any elections, or any special rules relating to a Participant who is an officer or director of the Company within the meaning of Section 16 of the 1934 Act.

SECTION 17
NONEXCLUSIVITY OF THE PLAN

17.1
Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board or of the Committee to continue to maintain or adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board or the Committee, as the case may be, may deem necessary or desirable, or to preclude or limit the continuation of any other plan, practice, or arrangement for the payment of compensation or fringe benefits to Employees or nonemployee Directors generally, or to any class or group of Employees or nonemployee Directors, which the Company now has lawfully put into effect, including any retirement, pension, savings, and stock purchase plan, insurance, death, and disability benefits, and executive short-term incentive plans.

SECTION 18
REQUIREMENTS OF LAW

18.1
Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Holders shall not be entitled to exercise or receive benefits under any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Holder, if such exercise, receipt of benefits, or delivery would constitute a violation by the Holder or the Company of any applicable law or regulation.

18.2	Code Section 409A.

(a)
This Plan is intended to meet or to be exempt from the requirements of Code Section 409A, and shall be administered, construed, and interpreted in a manner that is in accordance with and in furtherance of such intent. Any provision of this Plan that would cause an Award to fail to satisfy Code Section 409A or, if applicable, an exemption from the requirements of that Section, shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Code Section 409A or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A.

(b)
If an Award provides for payments or benefits that (i) constitute a "deferral of compensation" within the meaning of Code Section 409A, and (ii) are triggered upon a termination of employment, then to the extent required to comply with Section 409A, the phrases "termination of employment," "separation from service," or words and phrases of similar import, shall be interpreted to mean a "separation from service" within the meaning of Code Section 409A.

(c)
If a Participant was a "specified employee," then to the extent required in order to comply with Code Section 409A, all payments, benefits, or reimbursements paid or provided under any Award that constitute a "deferral of compensation" within the meaning of Code Section 409A, that are provided as a result of a "separation from service" within the meaning of Section 409A and that would otherwise be paid or provided during the first six (6) months following such separation from service shall be accumulated through and paid or provided (together with interest at the applicable federal rate under Section 7872(f)(2)(A) of the Code in effect on the date of the separation from service) on the first business day that is more than six (6) months after the date of the separation from service (or, if the Participant dies during such six (6) month period, within ninety (90) days after the Participant's death).

(d)
To the extent that payment of an amount that constitutes a "deferral of compensation" within the meaning of Code Section 409A is contingent upon the Participant executing a release of claims against the Company, the release must be executed by the Participant and become effective and irrevocable in accordance with its terms no later than the earlier of (i) the date set forth in the Award, or (ii) fifty-five (55) days following separation from service.

(e)
To the extent that any payment of an amount that constitutes a "deferral of compensation" within the meaning of Code Section 409A and is scheduled to be paid in the form of installment payments, such payment form shall be deemed to be a right to a series of separate payments as described in Treasury Regulations § 1.409A‑2(b)(2)(iii).

(f)	To the extent that any Award is subject to Code Section 409A, any substitution of such Award may only be made if such substitution is made in a manner permitted and compliant with Code Section 409A.

(g)
In no event will the Company or any Affiliate have any liability to any Participant with respect to any penalty or additional income tax imposed under Code Section 409A even if there is a failure on the part of the Company or Committee to avoid or minimize such Section's penalty or additional income tax.

18.3
Rule 16b‑3. Each transaction under the Plan is intended to comply with all applicable conditions of Rule 16b‑3, to the extent Rule 16b‑3 reasonably may be relevant or applicable to such transaction. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b‑3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

18.4
Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware without giving effect to the principles of the conflict of laws to the contrary.

SUBJECT TO THE STOCKHOLDER APPROVAL REQUIREMENT NOTED BELOW, THIS JACK HENRY & ASSOCIATES, INC. 2015 EQUITY INCENTIVE PLAN WAS ADOPTED BY THE BOARD OF DIRECTORS OF JACK HENRY & ASSOCIATES, INC. EFFECTIVE ON THE 10TH DAY OF NOVEMBER, 2015.
THE PLAN SHALL BECOME EFFECTIVE ONLY IF APPROVED BY THE STOCKHOLDERS OF THE COMPANY AND THE EFFECTIVE DATE OF THE PLAN SHALL BE SUCH DATE OF STOCKHOLDER APPROVAL.

[PROXY CARD]
Jack Henry &
Associates, Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 10, 2015.
Vote by Internet
• Go to www.envisionreports.com/JKHY
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals - The Board of Directors recommends a vote FOR Proposals 1, 2, 3, and 4.

1. Election of Directors	For	Withhold		For	Withhold		For	Withhold
01 - M. Flanigan			02 - J. Prim			03 - T. Wilson

04 - J. Fiegel			05 - T. Wimsett			06 - L. Kelly

07 - S. Miyashiro			08 - W. Brown

	For	Against	Abstain		For	Against	Abstain
2. To approve the compensation of our named executive officers.				3. To approve the 2015 Equity Incentive Plan.

4. To ratify the selection of the Company's independent registered public accounting firm.

Note: such other business as may properly come before the meeting or any adjournment thereof.
B Non-Voting Items
Change of Address - Please print new address below.

C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/ /

.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy - Jack Henry & Associates, Inc.
This proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints John F. Prim and Kevin D. Williams as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Jack Henry & Associates, Inc. held of record by the undersigned on September 18, 2015, at the annual meeting of shareholders to be held on November 10, 2015 or any adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, and 4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.